As filed with the Securities and Exchange Commission on January 31, 2001
                                                      Registration No. 333-67451
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                              --------------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE FIRST AMERICAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              California                                   95-1068610
    (State or Other Jurisdiction of                     (I.R.S. Employer
     Incorporation or Organization)                   Identification Number)

                              1 First American Way
                        Santa Ana, California 92707-5913
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)

                                RELS Savings Plan
                               (Full Title of Plan)


           Mark R Arnesen, Esq.                         With copies to:
                 Secretary                             Neil W. Rust, Esq.
      The First American Corporation                    White & Case LLP
           1 First American Way                      633 West Fifth Street
     Santa Ana, California 92707-5913            Los Angeles, California 90071
              (714) 800-3000                            (213) 620-7700
  (Name and Address of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
========================= ====================== ======================= ====================== ======================
 Title Of Each Class Of          Amount                 Proposed           Proposed Maximum           Amount of
    Securities To Be              To Be             Maximum Offering           Aggregate            Registration
       Registered             Registered(1)      Price Per Share(1)(2)   Offering Price(1)(2)         Fee(1)(2)
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common shares,
   $1.00 par value...        300,000 shares             $34.813               $10,443,900              $2,820
========================= ====================== ======================= ====================== ======================

(1) The original filing of this Registration Statement on November 17, 1998 registered 300,000 shares of The First American Corporation's common stock, par value $1.00 per share, plus an indeterminate amount of interests to be offered or sold pursuant to the RELS Savings Plan. At the time the original filing was made, a registration fee of $2,820 was paid in accordance with Rule 457(c) under the Securities Act of 1933, as amended. As no additional shares are being registered herewith, no new registration fee is required.

(2)  Estimated solely for the purpose of determining the registration fee.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this registration statement:

Exhibit
Number      Description

4.1 Restated Articles of Incorporation of The First American Corporation, dated July 14, 1998 (incorporated by reference from
            Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to The First American Corporation's Registration Statement No. 333-53681 on Form S-4).

4.2 Certificate of Amendment of Restated Articles of Incorporation of The First American Corporation, dated April 23, 1999 (incorporated by reference from Exhibit (3) to The First American Corporation's quarterly report on Form 10-Q for the quarter ended March 31, 1999).

4.3 Certificate of Amendment of Restated Articles of Incorporation of The First American Corporation, dated May 11, 2000 (incorporated by reference from Exhibit 3.1 to The First American Corporation's current report on Form 8-K dated June 12, 2000).

4.4 Bylaws of The First American Corporation, as amended (incorporated by reference from Exhibit 3(d) to The First American Corporation's annual report on Form 10-K for the year ended December 31, 2000).

4.5 Description of The First American Corporation's capital stock in Article Sixth of The First American Corporation's Restated Articles of Incorporation (incorporated by reference from Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to The First American Corporation's Registration Statement No. 333-53681 on Form S-4).

4.6 Rights Agreement (incorporated by reference from Exhibit 4 of The First American Corporation's Registration Statement on Form 8-A dated November 7, 1997).

4.7         RELS Savings Plan, as amended.

5*          Opinion of White & Case LLP.

23.1* Consent of PricewaterhouseCoopers LLP, independent accountants to The First American Corporation.

23.2*       Consent of White & Case LLP (contained in Exhibit 5).

24          Power of Attorney.


____________________
*  Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on this 31st day of January, 2002.

                                  THE FIRST AMERICAN CORPORATION


                                      By: /s/ Parker S. Kennedy
                                        ---------------------------------
                                          Parker S. Kennedy
                                              President
                                      (Principal Executive Officer)




     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated:




      Date: January 31, 2002          By: /s/ Parker S. Kennedy
                                        ---------------------------------
                                   Parker S. Kennedy, President and Director




      Date: January 31, 2002          By:  /s/ Thomas A. Klemens
                                        ---------------------------------
                                    Thomas A. Klemens, Executive Vice
                                    President, Chief Financial Officer
                                (Principal Financial and Accounting Officer)




      Date: January 31, 2002          By:  /s/ Max Valdes
                                        ---------------------------------
                                        Max Valdes, Vice President
                                         Chief Accounting Officer
                                      (Principal Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed below by the following persons in the capacities and on the dates indicated:


         Date:                        By:
                                        ---------------------------------
                                      D. P. Kennedy, Chairman and Director




         Date:                        By:
                                        ---------------------------------
                                    Parker S. Kennedy, President and Director




         Date: January 31, 2002       By:        *
                                        ---------------------------------
                                            Gary J. Beban, Director




         Date: January 31, 2002       By:        *
                                        ---------------------------------
                                           J. David Chatham, Director




         Date: January 31, 2002       By:        *
                                        ---------------------------------
                                         Hon. William G. Davis, Director




         Date: January 31, 2002       By:        *
                                        ---------------------------------
                                             James L. Doti, Director




         Date: January 31, 2002       By:        *
                                        ---------------------------------
                                         Lewis W. Douglas, Jr., Director




         Date: January 31, 2002       By:        *
                                        ---------------------------------
                                           Paul B. Fay, Jr., Director




         Date: January 31, 2002       By:        *
                                        ---------------------------------
                                           Frank E. O'Bryan, Director




         Date: January 31, 2002       By:        *
                                        ---------------------------------
                                             Roslyn B. Payne, Director

         Date: January 31, 2002       By:        *
                                        ---------------------------------
                                             D. Van Skilling, Director




         Date: January 31, 2002       By:        *
                                        ---------------------------------
                                            Virginia Ueberroth, Director




                 * By: /s/ Mark R Arnesen
         --------------------------------------
                      Mark R Arnesen
                     Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the Retirement Committee has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on January 31, 2002:




                                      RELS SAVINGS PLAN


                                      By:  /s/ Thomas Wawersich
                                        ---------------------------------
                                        Name:  Thomas Wawersich
                                        Title: Member of Retirement Committee

                                  EXHIBIT INDEX

Exhibit
Number      Description

4.1 Restated Articles of Incorporation of The First American Corporation, dated July 14, 1998 (incorporated by reference from
            Exhibit 3.1 of Amendment No. 1, dated July 28, 1998, to The First American Corporation's Registration Statement No. 333-53681 on Form S-4).

4.2 Certificate of Amendment of Restated Articles of Incorporation of The First American Corporation, dated April 23, 1999 (incorporated by reference from Exhibit (3) to The First American Corporation's quarterly report on Form 10-Q for the quarter ended March 31, 1999).

4.3 Certificate of Amendment of Restated Articles of Incorporation of The First American Corporation, dated May 11, 2000 (incorporated by reference from Exhibit 3.1 to The First American Corporation's current report on Form 8-K dated June 12, 2000).

4.4 Bylaws of The First American Corporation, as amended (incorporated by reference from Exhibit 3(d) to The First American Corporation's annual report on Form 10-K for the year ended December 31, 2000).

4.5 Description of The First American Corporation's capital stock in Article Sixth of The First American Corporation's Restated Articles of Incorporation (incorporated by reference from Exhibits 4.1, 4.2 and 4.3).

4.6 Rights Agreement (incorporated by reference from Exhibit 4 of The First American Corporation's Registration Statement on Form 8-A dated November 7, 1997).

4.7         RELS Savings Plan, as amended.

5*          Opinion of White & Case LLP.

23.1* Consent of PricewaterhouseCoopers LLP, independent accountants to The First American Corporation.

23.2*       Consent of White & Case LLP (contained in Exhibit 5).

24          Power of Attorney.


____________________
*  Previously filed.

                                                                     EXHIBIT 4.7


                                RELS SAVINGS PLAN
                                  (as amended)

                                    ARTICLE I

                                     GENERAL

Section 1.1       Name of Plan.

     The name of this plan is the "RELS Savings Plan." It is sometimes referred to in this document as the "Plan."

Section 1.2       Purpose.

     The Plan has been established for the purposes of providing eligible employees with a share in the profits of the Participating Employers and encouraging employees to adopt a regular savings program.

Section 1.3       Establishment of the Plan.

     Certain employees of Norwest Corporation, a Delaware Corporation ("Norwest"), or entities under Common Control (as defined in Section 2.8) with Norwest were participants in the Norwest Corporation Savings Investment Plan (the "Norwest Plan") on October 31, 1998. These employees transferred to employment with RELS LLC on or about November 1, 1998. Effective November 1, 1998, RELS LLC hereby establishes this Plan to provide retirement benefits to certain of the employees transferring to employment with RELS LLC from Norwest (or an entity under Common Control with Norwest) and to certain other individuals who become employees of RELS LLC.

Section 1.4       Transfer of Accounts From Norwest Plan.

     During November, 1998, all accounts maintained for Norwest Participants (as defined in Section 2.29) under the Norwest Plan shall be transferred to this Plan and thereafter shall be maintained under and shall be part of this Plan. The transfer of the Norwest Participants' accounts from the Norwest Plan to this Plan is a transfer of assets and liabilities, within the meaning of Treasury Regulation Section 1.414(l)-1(b)(3), from the Norwest Plan to this Plan. After the transfer of a Norwest Participant's account from the Norwest Plan to this Plan, the Norwest Participant shall cease to have any right to benefits under the Norwest Plan with respect to service before the Effective Date.

     As of the date the accounts of Norwest Participants were transferred from the Norwest Plan to this Plan, the Norwest Plan was an employee stock ownership plan, within the meaning of Section 4975(e)(7) of the Code (as defined in Section 2.7) and Section 407(d)(6) of ERISA (as defined in Section 2.15). This plan is not an employee stock ownership plan, within the meaning of Code Section 4975(e)(7) or ERISA Section 407(d)(6). Upon the transfer of the Norwest Participant's accounts from the Norwest Plan to this Plan, the Norwest Participants' accounts shall no longer be held under an employee stock ownership plan and, except as otherwise expressly provided in this Plan, shall not be subject to any provisions under the Code or ERISA that are applicable specifically to an employee stock ownership plan.

Section 1.5       Construction and Applicable Law.

     As of the Effective Date, RELS LLC is the Plan Sponsor and there are no other Participating Employers. For so long as all of the Participating Employers (as defined in Section 2.33) are not part of the same Controlled Group (as defined in Section 2.9), this Plan shall be a multiple employer plan which is subject to the requirements of Section 413(c) of the Code, and Section 210(a) of ERISA. The Plan is intended to meet the requirements for qualification under Section 401(a) of the Code. The Plan is intended to meet the requirements for a qualified cash or deferred arrangement under Code Section 401(k) and the requirements for a profit sharing plan under Code Section 401(a). In accordance with Code Section 401(a)(27), the determination of whether the Plan is a profit-sharing plan shall be made without regard to whether the Participating Employers have current or accumulated profits. The Plan is also intended to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with these intents. It shall also be construed and administered according to the laws of the State of Delaware to the extent that such laws are not preempted by the laws of the United States of America. All controversies, disputes, and claims arising hereunder shall be submitted to the United States District Court for the District of Delaware, except as otherwise provided in the Trust Agreement.

Section 1.6 Benefits Determined Under Provisions in Effect at Termination of Employment.

     Except as may be specifically provided herein to the contrary, with respect to a Participant or former Participant whose Termination of Employment has occurred, benefits under the Plan attributable to service prior to the Termination of Employment shall be determined and paid in accordance with the provisions of the Plan as in effect on the date the Termination of Employment occurred unless he or she later again becomes an Active Participant and such active participation causes a contrary result under the provisions hereof.

Section 1.7       Effective Date of Document.

     Unless a different date is specified for some purpose in this document, the provisions of this Plan document are generally effective as of November 1, 1998.

                                   ARTICLE II

                            MISCELLANEOUS DEFINITIONS

Section 2.1       Account.

     "Account" means a Participant's or Beneficiary's interest in the Trust Fund of any of the types described in Section 7.1. Where more than one Account of any type has been established for a Participant or Beneficiary, references to "Account" shall include each Account of that type, except where the context clearly indicates to the contrary.

Section 2.2       Active Participant.

     An employee is an "Active Participant" only while the employee is both a "Participant" and a "Qualified Employee."

Section 2.3       Affiliate.

     "Affiliate" means any trade or business entity under Common Control with a Participating Employer, or under Common Control with a Predecessor Employer while it is such. A trade or business shall be an "Affiliate" only during the period during which it is under Common Control with the Participating Employer or Predecessor Employer (as applicable).

Section 2.4       Alternate Payee.

     "Alternate Payee" means, with respect to a Participant, any spouse, former spouse, child, or other dependent of the Participant who is an alternate payee, within the meaning of Code Section 414(p)(8), and who is recognized by a qualified domestic relations order, within the meaning of Code Section 414(p)(1)(A), as having the right to receive all or a portion of the benefits payable under the Plan with respect to the Participant. Alternate Payees shall be determined in accordance with the procedures established pursuant to Section 10.12.

Section 2.5       Beneficiary.

     A "Beneficiary" is the person or persons, natural or otherwise, designated by a Participant to receive any benefit payable under the Plan in the event of the Participant's death. A Participant who has designated a Beneficiary may, without the consent of such Beneficiary, alter or revoke such designation. To be effective, any such designation, alteration, or revocation shall be in writing, in such form as the Retirement Committee may prescribe, and shall be filed with the person specified by the Retirement Committee prior to the Participant's death.

     (a) If at the time of a Participant's death there is not on file a fully effective designation of his Beneficiary, or if the designated Beneficiary does not survive the Participant, the Participant's Beneficiary shall be the person or persons surviving in the first of the following classes in which there is a survivor, share and share alike:

     (1)  The Participant's spouse.

     (2) The Participant's children, except that if any of the Participant's children predecease him or her but leave descendants surviving, such descendants shall take by right of representation the share their parent would have taken if living.

     (3)  The Participant's parents.

     (4)  The Participant's brothers and sisters.

     (5)  The Participant's personal representative (executor or administrator).

     (b) Notwithstanding the foregoing, if a Participant is married at the time of his or her death, the Beneficiary shall be the Participant's spouse unless the spouse has consented in writing to the designation of a different Beneficiary, the spouse's consent acknowledges the effect of such designation, and the spouse's consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the Retirement Committee that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations.

     (1) Any such consent shall be valid only with respect to the spouse who signed the consent, or in the case of a deemed consent, the designated spouse. The Participant may revoke a prior election at any time without the consent of the spouse. The number of such revocations shall not be limited. Any consent by a spouse cannot be revoked by the spouse.

     (2) Any designation of a Beneficiary or a form of benefits which has received spousal consent may be changed without spousal consent only if the consent by the spouse expressly permits subsequent designations by the Participant without any requirement of further consent by the spouse.

     (c) Determination of the identity of the Beneficiary in each case shall be made by the Retirement Committee.

Section 2.6       Certified Compensation.

     "Certified Compensation" of a Participant from a Participating Employer means all compensation paid to the Participant by the Participating Employer during a particular pay period for service as an Active Participant which is reportable on Form W-2, subject to the following:

     (a) Certified Compensation shall include any Salary Deferral Contributions on behalf of a Participant under this Plan, and any contributions by salary reduction to any cafeteria plan under Code Section 125 maintained by a Participating Employer, whether or not such contributions are actually excludable from the Participant's gross income for tax purposes. Any other payments or contributions to or for the benefit of the employee under this Plan or a cafeteria plan shall not be included in Certified Compensation. Payments under any short term disability plan and normal vacation payments shall be included in Certified Compensation.

     (b) Relocation expenses and other allowances or reimbursements for expenses, perquisites, gross-ups, severance pay, payments under income continuation agreements, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, or other employee benefit plan, stock option and equity or equity-like gains, amounts paid in lieu of vacation, any compensation paid after the payroll date for the payroll period in which the Participant's Termination of Employment occurred, or compensation in the form of property other than cash or the use of such property shall not be included in computing Certified Compensation, except as provided to the contrary in subsection (a) or to the extent such amounts are required to be included in determining the employee's regular rate of pay under the Federal Fair Labor Standards Act for purposes of computing overtime pay thereunder.

     (c) Certified Compensation for a Plan Year shall not exceed $160,000, indexed for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury. For the initial Plan Year ending December 31, 1998, Certified Compensation shall not exceed two-twelfths of $160,000. In addition, in the case of a Norwest Participant, the sum of the following shall not exceed $160,000: Certified Compensation taken into account under this Plan for the Plan Year ending December 31, 1998; and "Certified Compensation" (as defined in
Section 2.6 of the Norwest Plan) taken into account under the Norwest Plan for the period January 1, 1998 through October 31, 1998.

     (d) Notwithstanding the foregoing provisions of this Section, solely for purposes of allocating Employer Matching Contributions under Section 5.1 and allocating any Employer Profit Sharing Contributions under Section 5.2, any Certified Compensation paid to a Participant while the Participant is employed in a position subject to this subsection shall be disregarded to the extent such Certified Compensation exceeds $20,000 for a Plan Year.

     (1) This subsection applies to any Participant who is employed in the Mortgage Sales Representative job category or in any other job category which the Retirement Committee classifies as equivalent to the Mortgage Sales Representative category.

     (2) If a Participant is transferred into a position that is subject to this subsection during a Plan Year, the $20,000 limit under this subsection for that Plan Year shall be reduced (but not below $0) by the amount of Certified Compensation credited to the Participant for service during that Plan Year prior to the date the transfer occurred.

Section 2.7       Code.

     "Code" means the Internal Revenue Code of 1986, as from time to time amended.

Section 2.8       Common Control.

     A trade or business entity (whether corporation, partnership, sole proprietorship or otherwise) is under "Common Control" with another trade or business entity (i) if both entities are corporations which are members of a controlled group of corporations as defined in Code Section 414(b), (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in Code Section 414(c), (iii) if both entities are members of an "affiliated service group" as defined in Code Section 414(m), or
(iv) if both entities are required to be aggregated pursuant to regulations under Code Section 414(o). Service for all entities under Common Control shall be treated as service for a single employer to the extent required by the Code; provided, however, that an individual shall not be a Qualified Employee by reason of this Section. In applying the preceding sentence for purposes of
Section 6.5, the provisions of subsections (b) and (c) of Code Section 414 are deemed to be modified as provided in Code Section 415(h).

Section 2.9       Controlled Group.

     "Controlled Group" means a Participating Employer and each other trade or business entity that is under Common Control with that Participating Employer. As of the Effective Date, there are two Controlled Groups.

Section 2.10      Effective Date.

     "Effective Date" is November 1, 1998, the date on which this Plan becomes effective.

Section 2.11      Employer Matching Contributions.

     "Employer Matching Contributions" are contributions made pursuant to
Section 5.1. Such contributions are held in the Participant's Employer Matching Contributions Account.

Section 2.12      Employer Profit Sharing Contributions.

     "Employer Profit Sharing Contributions" means contributions made pursuant to Section 5.2. Such contributions are held in the Participant's Employer Profit Sharing Contributions Account.

Section 2.13      Employment Commencement Date.

     "Employment Commencement Date" is defined in Section 3.1.

Section 2.14      Entry Date.

     "Entry Date" means the first day of each calendar month.

Section 2.15      ERISA.

     "ERISA" means the Employee Retirement Income Security Act of 1974 as from time to time amended.

Section 2.16      Excess Deferrals.

     "Excess Deferrals" are those amounts described in Section 6.2(a).

Section 2.17      First American.

     "First American" means The First American Financial Corporation, a California Corporation.

Section 2.18      First American Plan.

     "First American Plan" means The First American Financial Corporation 401(k) Savings Plan, as from time to time amended.

Section 2.19      First American Stock.

     "First American Stock" means common or preferred stock of First American, including any preferred stock which is convertible into common stock. The provisions of this Plan shall be applied separately to different types or classes of First American Stock, or to shares acquired on different dates, to the extent the Retirement Committee determines that such treatment is appropriate.

Section 2.20      Highly Compensated.

     "Highly Compensated Employee" for any calendar year means an individual described as such in Code Section 414(q). Highly Compensated Employees shall be determined as follows:

     (a) Unless otherwise provided in Code Section 414(q), each employee who meets one of the following requirements is a Highly Compensated Employee:

     (1) The employee at any time during the current or prior year was a more than 5-percent owner as defined in Code Section 414(q)(2).

     (2) The employee received compensation from the employer in excess of $80,000 for the prior year.

     (b) The dollar amount specified in paragraph (2) of subsection (a) shall be indexed for cost of living increases for each calendar year after 1998 as provided in the applicable Treasury regulations.

     (c) For purposes of this Section, "employer" includes all Participating Employers and all Affiliates in the applicable Controlled Group, and "employee" includes Leased Employees of that Controlled Group. The Highly Compensated Employees shall be determined separately with respect to each Controlled Group, taking into account only the employees of entities included in that Controlled Group.

     (d) For purposes of this Section, "compensation" means the amount defined as such under Section 6.5(e)(2).

Section 2.21      Hours of Service.

     The term "Hours of Service" is defined in Sec 3.2.

Section 2.22      Leased Employee.

     "Leased Employee" means any person defined as such by Code Section 414(n). In general, a Leased Employee is any person who is not otherwise an employee of a Participating Employer or an Affiliate (referred to collectively as the "recipient") and who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code
Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the recipient. For purposes of the requirements listed in Code Section 414(n)(3), any Leased Employee shall be treated as an employee of the recipient, and contributions or benefits provided by the leasing organization which are attributable to services performed for the recipient shall be treated as provided by the recipient. However, if Leased Employees constitute less than 20% of the Participating Employers' non-highly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), those Leased Employees covered by a plan described in Code Section 414(n)(5) shall be disregarded. Notwithstanding the foregoing, no Leased Employee shall be a Qualified Employee or a Participant in this Plan.

Section 2.23      Management Committee.

     The "Management Committee" is the management committee of RELS LLC.

Section 2.24      Named Fiduciary.

     For purposes of ERISA, the following are "Named Fiduciaries" within the meaning of Section 402 of ERISA: the Retirement Committee is the "Named Fiduciary" with authority to control or manage the operation and administration of the Plan, and the Management Committee is a "Named Fiduciary" with authority to appoint individuals to serve on the Retirement Committee. The Retirement Committee may from time to time designate a

Named Fiduciary to act in connection with the voting, tender, or exchange of shares of Norwest Stock or First American Stock held under the Plan.

Section 2.25      Non-Highly Compensated Employee.

     "Non-Highly Compensated Employee" means an employee of the Participating Employer who is not a Highly Compensated Employee.

Section 2.26      Normal Retirement Age.

     "Normal Retirement Age" is age 65.

Section 2.27      Norwest.

     "Norwest" means the Norwest Corporation, a Delaware Corporation.

Section 2.28      Norwest Plan.

     "Norwest Plan" means the Norwest Corporation Savings Investment Plan, as in effect on the Effective Date.

Section 2.29      Norwest Participant.

     "Norwest Participant" is a Norwest Transferee who becomes a Participant in this Plan in accordance with the first sentence of Section 4.1.

Section 2.30      Norwest Stock.

     "Norwest Stock" means common or preferred stock of Norwest, including any preferred stock which is convertible into common stock. The provisions of this Plan shall be applied separately to different types or classes of Norwest Stock, or to shares acquired on different dates, to the extent the Retirement Committee determines that such treatment is appropriate. If any common or preferred stock of Norwest is renamed or exchanged for other stock, then such renamed of exchanged stock shall be considered to be "Norwest Stock" for purposes of this Plan.

Section 2.31      Norwest Transferee.

     "Norwest Transferee" is an individual who:

     (a) Was an employee of Norwest, or an entity under Common Control with Norwest, immediately before the Effective Date;

     (b) Was a "Participant," as defined in Section 2.25 of the Norwest Plan, in the Norwest Plan on October 31, 1998; and

     (c) Transferred, on or about November 1, 1998, to employment with the Plan Sponsor in connection with the establishment of RELS LLC.

Section 2.32      Participant.

     A "Participant" is an individual described as such in Articles IV and V.

Section 2.33      Participating Employer.

     The Plan Sponsor is a Participating Employer in the Plan. Any entity which is under Common Control with the Plan Sponsor shall become a Participating Employer in the Plan upon being designated as such by the Plan

Sponsor, by written action of its Management Committee or authorized delegate. The Participating Employer's participation in the Plan shall be effective as of the date specified in the written action by the Plan Sponsor. In addition, with the consent of the Plan Sponsor, any employer which is not under Common Control with the Plan Sponsor may become a Participating Employer in the Plan effective as of a date specified by it in its adoption of the Plan. The Retirement Committee shall maintain the official list of the Participating Employers currently covered by the Plan and the effective date of each such employer's participation, and shall update that list at such times as may be appropriate.

Section 2.34      Pension Plan.

     The "Pension Plan" is the RELS Pension Plan, as it may be amended from time to time.

Section 2.35      Plan Sponsor.

     The "Plan Sponsor" is RELS LLC, a Delaware limited liability company and any Successor Employer thereof.

Section 2.36      Plan Year.

     Effective January 1, 1999, a "Plan Year" is a calendar year. The first Plan Year shall be a short year beginning on November 1, 1998 and ending on December 31, 1998.

Section 2.37      Predecessor Employer.

     Any corporation, partnership, firm, or individual (referred to in this Section as an "entity") is a "Predecessor Employer" if a substantial part of the assets and employees of the entity are acquired by a Participating Employer, an Affiliate, or another Predecessor Employer and if the entity is so designated by the Plan Sponsor (which action may be in the form of the adoption of an Appendix to the Plan recognizing service with the Predecessor Employer for one or more purposes), subject to any conditions and limitations with respect thereto imposed by this Section or an applicable Appendix. However, an entity may be named as a Predecessor Employer only if all of its employees who become employees of the acquiring employer at the time of the acquisition are treated uniformly and the use of service with it does not produce discrimination in favor of officers, shareholders, or highly compensated employees. Notwithstanding anything in the Plan to the contrary, service with such a Predecessor Employer shall be recognized only to the extent provided in the Appendix applicable to that entity. Any other employer shall be a Predecessor Employer if so required by regulations prescribed by the Secretary of the Treasury.

Section 2.38      Qualified Employee.

     "Qualified Employee" means any employee of a Participating Employer, subject to the following:

     (a) An employee is not a Qualified Employee prior to the date as of which his or her employer becomes a Participating Employer.

     (b) A nonresident alien while not receiving earned income (within the meaning of Code Section 911(b)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) is not a Qualified Employee.

     (c) Eligibility of employees in a collective bargaining unit to participate in the Plan shall be subject to negotiations with the representative of that unit. During any period in which an employee is covered by the provisions of a collective bargaining agreement between a Participating Employer and such representative the employee shall not be considered a Qualified Employee for purposes of this Plan unless such agreement expressly so provides.

     (d) An employee shall be deemed to be a Qualified Employee during a period of absence from active service which does not exceed two years and which does not result from a Termination of Employment, provided that the employee is a Qualified Employee at the commencement of such period of absence.

     (e) [Reserved]

     (f) An employee who is a Leased Employee shall not be a Qualified Employee.

     (g) Notwithstanding anything herein to the contrary, an individual is not a Qualified Employee during any period during which the individual is classified by a Participating Employer as an independent contractor or as any other status in which the person is not treated as a common law employee of a Participating Employer for purposes of withholding of taxes, regardless of the actual status of the individual. The previous sentence applies to all periods of such service of an individual who is subsequently reclassified as an employee, whether the reclassification is retroactive or prospective.

Section 2.39      Retirement Committee.

     "Retirement Committee" means the Retirement Plan Committee appointed pursuant to Section 12.1 to perform the administrative tasks specified in the Plan.

Section 2.40      Rollover Contributions.

     "Rollover Contributions" mean the contributions described in Section 7.4.

Section 2.41      Salary Deferral Contributions.

     "Salary Deferral Contributions" are described in Sections 4.1 and 4.3 of the Plan, and are contributions to the Plan made by the Employer on the Participant's behalf in an amount deferred from Certified Compensation, as elected by each Participant. Such contributions are held in the Participant's Salary Deferral Account.

Section 2.42      Successor Employer.

     A "Successor Employer" is any entity that succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means and which elects before or within a reasonable time after such succession, by appropriate action evidenced in writing, to continue the Plan; provided, however, that in the case of such succession with respect to any Participating Employer other than the Plan Sponsor, the acquiring entity, shall be a Successor Employer only if consent thereto is granted by the Plan Sponsor, by action of its Management Committee or authorized delegate.

Section 2.43      Termination of Employment.

     The "Termination of Employment" of an employee for purposes of the Plan shall be deemed to occur upon resignation, discharge, retirement, death, failure to return to active work at the end of an authorized leave of absence or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of a Participating Employer, Affiliate, or Predecessor Employer as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers, Affiliates, and Predecessor Employers. If an employee ceases to be a Qualified Employee as a result of a sale of some or all of the assets, operations or stock of his or her Participating Employer, and if the employee's Accounts are not transferred to a separate plan pursuant to
Section 13.2, the Termination of Employment shall be deemed to occur on the date the employee ceased to be a Qualified Employee for purposes of allowing distribution of benefits, to the extent permitted under Code Section 401(k)(10). If a Participant is receiving disability benefit payments under a plan of his Participating Employer, the

Participant's Termination of Employment for purposes of this Plan shall be deemed to have occurred as of the date such disability benefit payments commenced.

Section 2.44      Trust Agreement.

     "Trust Agreement" means the agreement referred to in Section 11.2 between the Plan Sponsor and the Trustee as in effect from time to time.

Section 2.45      Trustee.

     The "Trustee" is the trustee or trustees or insurance company appointed and acting from time to time in accordance with the provisions of Section 11.2 for the purpose of holding, investing and disbursing all or a part of the Trust Fund.

Section 2.46      Trust Fund.

     The "Trust Fund" is the fund or funds provided for in Section 11.1.

Section 2.47      Valuation Date.

     "Valuation Date" means the date on which the Investment Funds and Accounts are valued as provided in Article VII. Each business day on which the New York Stock Exchange is open for trading is a Valuation Date.

Section 2.48      Vesting Service.

     "Vesting Service" is defined in Section 3.3.

                                   ARTICLE III

                               SERVICE DEFINITIONS

Section 3.1       Employment Commencement Date.

     "Employment Commencement Date" means the date on which an employee first performs an Hour of Service for a Participating Employer (whether before or after the Participating Employer becomes such), an Affiliate, or a Predecessor Employer.

Section 3.2       Hours of Service.

     An "Hour of Service" shall be each hour for which the employee is paid, or entitled to payment, for the performance of duties for his or her employer. Hours of Service are determined according to the following subsections and in accordance with Section 2530.200b-2 of the Department of Labor Regulations, which is incorporated herein by this reference.

     (a) Hours of Service are computed only with respect to service with Participating Employers (for service both before and after the Participating Employer becomes such), Affiliates, and Predecessor Employers and are aggregated for service with all such employers.

     (b) This subsection shall apply to an individual who has service as (i) either a common law employee or Leased Employee of (ii) either a Participating Employer or an Affiliate of a Participating Employer. For purposes of determining Hours of Service, such an individual shall be considered an employee of such Participating Employer or Affiliate but for the requirement that he or she must have performed services for such Participating Employer or Affiliate on a substantially full-time basis for a period of at least one year.

     (a) The Retirement Committee may use any records to determine Hours of Service which it considers an accurate reflection of the actual facts

Section 3.3       Vesting Service.

     An individual's "Vesting Service" is equal to the aggregate time elapsed between his or her Employment Commencement Date and most recent Termination of Employment or any other date as of which a determination of Vesting Service is to be made, expressed in years and days (with 365 days constituting one year), subject to the following:

     (a) If the individual has a Termination of Employment and was not reemployed by a Participating Employer, an Affiliate or a Predecessor Employer within 12 months, the period of time from the Termination of Employment until the date he or she next performs an Hour of Service shall be subtracted from the individual's Vesting Service. If an individual remains absent from service without pay for a period of one year or more for any reason other than quit, retirement, discharge or death (such as sickness, disability, leave of absence or layoff), the Termination of Employment for purposes of this subsection shall be deemed to occur on the earlier of (i) the date on which he is scheduled to return to work after the period of absence, if he does not in fact return to work on or before that date or (ii) the date that is the first anniversary of the first day of the period of absence provided he does not actually return to work on or before such anniversary date. The foregoing shall be applied notwithstanding the definition of Termination of Employment in Section 2.43 hereof as it relates to Participants who are receiving disability payments under the terms of a Participating Employer's long term disability plan.

     (b) Except as provided in Section 3.4, for purposes of determining Vesting Service, there shall be disregarded any service prior to the earlier of (i) the year in which the individual's Participating Employer first maintained the Plan or a predecessor plan, or (ii) the earliest year in which any trade or business entity at that time under Common Control with the Participating Employer first maintained the Plan or a predecessor plan.

     (c) If the Participant has had a break in service of at least 60 months duration, for purposes of determining the vested percentage of his or her Employer Matching Contributions Account and Employer Profit Sharing Contributions Account which accrued before such break, any Vesting Service after the break in service shall not be taken into account.

     (1) For purposes of this subsection, a "break in service" is a period beginning on the earlier of (i) the Participant's Termination of Employment or (ii) the first anniversary of the first day of a period of absence from service without pay for any reason other than quit, retirement, discharge or death (such as sickness, disability, leave of absence or layoff), and ending on the date on which the individual next performs an Hour of Service.

     (2) If an individual is absent for maternity or paternity reasons, a break in service under paragraph (1) shall not commence until the second anniversary of the first day of such absence, but the period between the first and second anniversaries of the first day of such absence shall not be counted in the individual's Vesting Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual,
          (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Section 3.4       Service With Certain Prior Employers.

     In addition to any service credited under Section 3.3, the following Qualified Employees shall be credited with whole and fractional years of Vesting Service, but only to the extent such Vesting Service was credited with respect to periods before the individual became an employee of a Participating Employer or Affiliate:

     (a) A Norwest Transferee shall be credited with the number of years of Vesting Service equal to the number of years of "Vesting Service (as defined in Section 3.3 of the Norwest Plan) with which the Norwest Transferee was credited, under the Norwest Plan, as of October 31, 1998.

     (b) If after the Effective Date an employee who is not a Norwest Transferee transfers from employment with Norwest (or any "Affiliate" of Norwest, as defined in Section 2.6 of the Norwest Plan) to employment with a Participating Employer (or Affiliate), then such an employee shall be credited with the number of years of "Vesting Service," as defined in Section 3.2 of the Norwest Plan, with which the employee was credited under the Norwest Plan, as of the date the employee transfers to employment with a Participating Employer (or Affiliate).

     (c) If after the Effective Date an employee transfers from employment with First American (or any entity that would be an Affiliate of First American, if First American were a Participating Employer) to employment with a Participating Employer or Affiliate, then such an employee shall be credited with the number of years of Vesting Service with which the employee would be credited, under
Section 3.3, for periods before the employee first transferred to employment with a Participating Employer or Affiliate, if First American were treated as a Participating Employer that had maintained this Plan since the employee first performed an Hour of Service for First American (or any entity that would be an Affiliate of First American if First American were a Participating Employer).

     (d) For the calendar year in which an employee described in Sections 3.4(a) through (c) transfers to employment with a Participating Employer (or Affiliate), the total Vesting Service credited to the employee under the provisions of these subsections (a) through (c) and the provisions of Section
3.3 shall not exceed one year of Vesting Service.

     (e) The Retirement Committee may rely on records provided by the plan administrator of the Norwest Plan to determine the number of years of vesting service credited under that plan. The Retirement Committee may rely on employment records of the plan administrator of the First American Plan to determine the number of years of vesting service that should be credited under subsection (c).

Section 3.5       Periods of Military Service.

     Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

                                   ARTICLE IV

                SALARY DEFERRALS AND OTHER EMPLOYEE CONTRIBUTIONS

Section 4.1      Eligibility for Participation in Salary Deferral Contributions.

     (a) A Norwest Transferee shall become a Participant in this Plan, effective as of the later of the Effective Date or the date on which the employee becomes an employee of the Plan Sponsor, but only if the Norwest Transferee is a Qualified Employee on that date. In all other cases, an employee of a Participating Employer shall become a Participant in the Plan and shall be eligible to have Salary Deferral Contributions made on his or her behalf on the earliest Entry Date (provided that the employee is a Qualified Employee on that Entry Date) following completion of either (1) one month of service, on or after the effective date of the Plan, with respect to the employee's Participating Employer or (2) for rehired and transferred employees, one year of Vesting Service.

     (b) An Active Participant shall be eligible to have Salary Deferral Contributions made on his or her behalf commencing on the Entry Date on which the individual becomes a Participant or on any subsequent Entry Date, provided that the individual has submitted the proper applications to the Retirement Committee or its agent prior to the Entry Date pursuant to procedures established by the Retirement Committee.

     (c) Rehired and transferred employees shall enter or reenter the Plan as follows:

     (1) If a former Participant is rehired as a Qualified Employee, he or she shall become a Participant again on the date of reemployment, and shall be eligible to make Salary Deferral Contributions again upon the entry of reemployment information in the records of the Plan and the employee making an election for Salary Deferral Contributions pursuant to procedures established by the Retirement Committee.

     (2) If a former employee who was not previously a Participant is rehired as a Qualified Employee and would have met the requirements of this Article on a prior Entry Date but for the fact that the employee was not a Qualified Employee on such Entry Date, he or she shall become a Participant for purposes of this Section on the date of rehire, and shall be eligible to make Salary Deferral Contributions on the first Entry Date following the entry of reemployment information in the records of the Plan and the employee making an election for Salary Deferral Contributions pursuant to procedures established by the Retirement Committee.

     (3) If an employee of a Participating Employer or Affiliate who is neither a Participant nor a Qualified Employee is transferred to a position in which he or she is a Qualified Employee, and if the employee would have met the eligibility requirements of this Article on the Entry Date preceding the transfer had he or she been a Qualified Employee on that Entry Date, the employee shall become a Participant for purposes of this Section on the date of the transfer and shall be eligible to make Salary Deferral Contributions on the first Entry Date following the entry of transfer information in the records of the Plan and the employee making an election for Salary Deferral Contributions pursuant to procedures established by the Retirement Committee.

Section 4.2       Duration of Participation.

     A Participant shall continue to be such until the later of (i) his or her Termination of Employment, or (ii) the date all benefits, if any, to which the Participant is entitled hereunder have been distributed from the Trust Fund.

Section 4.3       Amount of Salary Deferral Contributions.

     Each Active Participant who meets the requirements of Section 4.1 may elect to have his or her Certified Compensation reduced by any whole percentage from 2% to 18%. The Participant's Participating Employer shall make a Salary Deferral Contribution to the Plan equal to the amount by which the Participant's Certified Compensation is reduced.

     (a) The salary reduction election shall be made in the form and according to the procedures established by the Retirement Committee, and shall apply only to Certified Compensation which becomes payable after the election is made.

     (b) Effective as of any subsequent Entry Date, an Active Participant may elect to increase or decrease the rate of Salary Deferral Contributions made on his or her behalf to any rate permitted by this Section, or may elect to discontinue such contributions.

     (c) To be effective, an election to begin, change or discontinue Salary Deferral Contributions must be made in the form and according to the procedures prescribed by the Retirement Committee and must be submitted to the Retirement Committee or its agent prior to deadline established by the Retirement Committee, based on the payroll cut-off date established by the Participant's Participating Employer.

     (d) All Salary Deferral Contributions shall automatically be discontinued if the Participant ceases to be a Qualified Employee.

     (e) Salary Deferral Contributions by a Participant for any calendar year may not exceed $10,000, and shall cease at the point that limit is reached during the year. For each calendar year after 1998, the limit in the previous sentence shall be indexed for any cost of living increases provided for that year in accordance with regulations of the Secretary of the Treasury.

     (f) Salary Deferral Contributions shall be paid to the Trustee not later than the 15th business day of the month following the month containing the payroll date to which they relate. Salary Deferral Contributions for a calendar year shall be allocated to Salary Deferral Accounts not later than as of the last day of such year and shall be reflected in such Accounts as provided in
Article VII within a reasonable period of time, as determined by the Retirement Committee, following the payroll date to which they relate. However, Salary Deferral Contributions which are deposited with the Trustee after the end of the calendar year to which they relate may instead be treated by the Retirement Committee as being Salary Deferral Contributions for the year in which they are deposited to the extent necessary to satisfy the requirements of Sections 6.1 and 6.4.

                                    ARTICLE V

                             EMPLOYER CONTRIBUTIONS

Section 5.1       Employer Matching Contributions.

     Salary Deferral Contributions for calendar quarters shall be matched as follows:

     (a) Each Participant who is credited with at least one year of Vesting Service with a Participating Employer as of the first day of a particular calendar quarter shall be eligible to receive Employer Matching Contributions from his or her Participating Employer for that calendar quarter, provided that the Participant (i) must have been an Active Participant at some time during the calendar quarter, (ii) must be employed by a Participating Employer or an Affiliate on the last day of the calendar quarter, and (iii) must have made a Salary Deferral Contribution during the calendar quarter. A Participant will be deemed to have satisfied clause (ii) of the preceding sentence for a quarter if the Participant's Termination of Employment occurred during that quarter due to the Participant's retirement or disability which satisfies the requirements of
Section 9.1 or due to the Participant's death. The determination of whether a Participant was credited with at least one year of Vesting Service as of the first day of a calendar quarter shall take into account Vesting Service prior to the quarter in the case of an individual who is rehired or transferred into a position in which the individual is a Qualified Employee during the quarter, and service prior to the quarter with a previous employer that is recognized as Vesting Service under Section 3.4 or any other provision of this Plan.

     (b) The amount allocated to a particular Participant's Employer Matching Contributions Account under this subsection shall have a value, as of the Valuation Date at the end of the quarter on which the allocation occurs, equal to 100% of the Participant's Salary Deferral Contributions for that calendar quarter, disregarding any Salary Deferral Contribution to the extent it exceeds 6% of the Participant's Certified Compensation for the quarter. Notwithstanding the foregoing, no amount shall be allocated to a Participant's Employer Matching Contribution Account with respect to Salary Deferrals on amounts exceeding the first $160,000 (or other amount as required by Section 2.6(c)) of the Participant's Certified Compensation for the Plan Year.

     (c) If the Retirement Committee allows Active Participants to elect reduction percentages in excess of 6% of Certified Compensation, then the Employer Matching Contributions made pursuant to this section shall be continued at the rate stated in this Section for the full year, to a maximum dollar contribution which is equal to the lesser of 6% of the Participant's Certified Compensation or the limit set forth in Section 4.3(e).

Section 5.2       Employer Profit Sharing Contributions.

     The Participating Employers may, but shall not be required, to make Employer Profit Sharing Contributions for a Plan Year.

     (a) The amount of each Participating Employer's Employer Profit Sharing Contribution for a Plan Year, if any, shall be determined by the Plan Sponsor. With the consent of the Plan Sponsor, the Participating Employers may make Employer Profit Sharing Contributions in amounts that result in allocations to Active Participants employed by the respective Participating Employers which are different percentages of the Certified Compensation paid by each Participating Employer to Active Participants employed by that Participating Employer. With the consent of the Plan Sponsor, a Participating Employer may make no Employer Profit Sharing Contribution for a Plan Year even though other Participating Employers make Employer Profit Sharing Contributions for that Plan Year.

     (b) A Participant shall be allocated a share of his or her Participating Employer's Profit Sharing Contributions for a Plan Year only if the Participant is credited with at least one year of Vesting Service as of the last day of that Plan Year and the Participant was employed by that Participating Employer as an Active Participant at some time during that Plan Year.

     (c) Any Employer Profit Sharing Contribution for a Plan Year made by a Participating Employer shall be credited as of the last day of the Plan Year for which it is contributed (even though receipt of the Employer Profit Sharing Contribution by the Trust Fund may take place after the close of the Plan Year) among the Employer Profit Sharing Accounts of all Active Participants for that Plan Year who received Certified Compensation from that Participating Employer and who satisfied the requirements of subsection (b) . Such contributions, however, shall not be eligible to share in investment results until received by the Trust Fund. The allocation of a Participating Employer's Employer Profit Sharing Contribution shall be in the ratio that each such Active Participant's Certified Compensation received from that Participating Employer while an Active Participant during the Plan Year bears to the total Certified Compensation during such Plan Year received by all Active Participants while they were Active Participants employed by that Participating Employer. Participants who did not receive Certified Compensation from a Participating Employer or who did not meet the requirements of subsection (b) shall not be considered in determining the allocations of that Participating Employer's Employer Profit Sharing Contribution.

Section 5.3       Payment of Employer Contributions.

     A Participating Employer shall pay its Employer Matching Contributions and its Employer Profit Sharing Contributions to the Trustee not later than the due date for the Participating Employer's federal income tax return (including extensions) for the Plan Year to which the contributions relate, subject to the provisions of Section 6.5. The amount paid shall be sufficient to make all payments and allocations provided under this Article. However, any such contributions made by a Participating Employer, together with other contributions made under the Plan for the Plan Year by that Participating Employer, shall not exceed the amount currently deductible by the Participating Employer under Code Section 404(a) (applied without regard to Code Section 404(a)(5), relating to nonqualified plans).

                                   ARTICLE VI

                    CONTRIBUTION ADJUSTMENTS AND LIMITATIONS

Section 6.1       Adjustment of Salary Deferral Contributions.

     If necessary to satisfy the requirements of Code Section 401(k), Salary Deferral Contributions shall be adjusted in accordance with the following provisions of this Section. The provisions of this Section shall be applied separately to Salary Deferral Contributions made on behalf of Participants employed by each Controlled Group.

     (a) Each calendar year, the "deferral percentage" will be calculated for each Active Participant. Each Participant's deferral percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2):

     (1) The total Salary Deferral Contributions (including Excess Deferrals of Highly Compensated Employees distributed under Section 6.2 but excluding Excess Deferrals of Non-Highly

          Compensated Employees that arise solely from contributions made under plans of the Participating Employers or Affiliates), if any, allocated to the Participant's Accounts with respect to the year.

     (2) The Participant's compensation with respect to the calendar year. For purposes of this Section, a Participant's "compensation" for the year means compensation determined according to a definition selected by the Retirement Committee for that year which satisfies the requirements of Code Section 414(s). The same definition of compensation shall be used for all Participants for a particular year, but different definitions may be used for different years. The Retirement Committee shall also determine whether compensation includes or does not include the Salary Deferral Contributions to this Plan and any contributions made pursuant to a salary reduction agreement by or on behalf of the Participant to any other plan which meets the requirements of Code Sections 125, 401(k), 402(h)(1)(B), or 403(b), and whether or not it includes amounts paid prior to the date an individual became a Participant. Compensation shall be subject to the limit provided under Section 2.6(c).

     (i) Each calendar year, the average deferral percentage for Active Participants who are Highly Compensated Employees and the average deferral percentage for Active Participants who are Non-Highly Compensated Employees will be calculated. A separate average deferral percentage shall be calculated for Active Participants in a collective bargaining unit who are required to be disaggregated pursuant to Treasury Regulation Section 1.401(k)-1(g)(11)(ii)(B). Such Participants shall be disregarded in calculating the average deferral percentage for Active Participants who are not in such collective bargaining units.

     (1) In each case, the average is the average of the percentages calculated under subsection (a) for each of the employees in the particular group. The deferral percentage for each Participant and the average deferral percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.

     (2) Effective for the 1998 Plan Year, the average deferral percentage for Active Participants who are Non-Highly Compensated Employees that is used in applying this Section for a particular calendar year shall be the percentage determined for the current year.

     (j) If the requirements of either paragraph (1) or (2) are satisfied separately with respect to each Controlled Group, then no further action is required under this Section:

     (1) The average deferral percentage for Participants who are Highly Compensated Employees is not more than 1.25 times the average deferral percentage for Participants who are Non-Highly Compensated Employees.

     (2) The excess of the average deferral percentage for Participants who are Highly Compensated Employees over the average deferral percentage for Participants who are Non-Highly Compensated Employees is not more than two percentage points, and the average deferral percentage for such Highly Compensated Employees is not more than 2 times the average deferral percentage for such Non-Highly Compensated Employees.

     The requirements of this subsection shall be applied separately with respect to Participants in a collective bargaining unit who are required to be disaggregated pursuant to Treasury Regulation Section 1.401(k)-1(b)(3)(ii)(B).

     (k) If neither of the requirements of subsection (c) is satisfied, then the Salary Deferral Contributions with respect to Highly Compensated Employees shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Salary Deferral Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or (c)(2), whichever is less. Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

     (l) At any time during the calendar year, the Retirement Committee may make an estimate of the amount of Salary Deferral Contributions by Highly Compensated Employees that will be permitted under this Section for the year and may reduce the percent specified in Section 4.3 for such Participants to the extent the Retirement Committee determines in its sole discretion to be necessary to satisfy at least one of the requirements in subsection (c).

     (m) If Salary Deferral Contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (d), the excess Salary Deferral Contributions shall be distributed, subject to the following:

     (1) For purposes of this subsection, "excess Salary Deferral Contributions" mean the amount by which Salary Deferral Contributions for Highly Compensated Employees have been reduced under subsection
          (d).

     (2) Excess Salary Deferral Contributions (adjusted for income or losses allocable thereto as specified in paragraph (3), if any) shall be distributed to Participants on whose behalf such excess contributions were made for the calendar year no later than December 31st of the following year. Furthermore, the Retirement Committee shall attempt to distribute such amount by March 15th of the year following the year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code Section 4979.

     (3) Income or loss allocable to excess Salary Deferral Contributions shall be determined in accordance with any reasonable method used by the Plan for allocating income to Participant Accounts, provided such method does not discriminate in favor of Highly Compensated Employees and is consistently applied to all Participants for all corrective distributions under the Plan for the Plan Year.

     (4) The amount of excess Salary Deferral Contributions and income or losses allocable thereto which would otherwise be distributed pursuant to this subsection shall be reduced, in accordance with regulations, by the amount of Excess Deferrals and income or losses allocable thereto previously distributed to the Participant pursuant to Section
          6.2 for the calendar year.

     (n) In the sole discretion of the Retirement Committee, the provisions of this Section may be applied on an aggregate basis to all Participants employed by a particular Controlled Group and their Salary Deferral Contributions, or the Participants employed by a particular Controlled Group may be treated as disaggregated into separate groups under the provisions of Code Section 410(b) and Treasury Regulations Sections 1.410(b)-6(b)(3) and 1.410(b)-7(c)(3), with each such group separately satisfying the provisions of this Section.

     (o) The deferral percentage for any Participant who is a Highly Compensated Employee for the calendar year, and who is eligible to participate in two or more plans with cash or deferred arrangements described in Code Section 401(k) to which any Participating Employer or Affiliate in a Controlled Group contributes, shall be determined as if all employer contributions made by members of that Controlled Group were made under a single arrangement . This subsection shall be applied by treating all cash or deferred arrangements in a Controlled Group with Plan Years ending within the same calendar year as a single arrangement.

     (p) If two or more plans maintained by members of a Controlled Group which include cash or deferred arrangements are considered as one plan for purposes of Code Section 401(a)(4) or Code Section 410(b), the cash or deferred arrangements shall be treated as one for the purposes of applying the provisions of this Section unless mandatorily disaggregated pursuant to regulations under Code
Section 401(k).

     (q) If the entire Account balance of a Highly Compensated Employee has been distributed during the calendar year in which an excess arose, the distribution shall be deemed to have been a corrective distribution of the excess and income attributable thereto to the extent that a corrective distribution would otherwise have been required under subsection (f) of this Section, Section 6.2 or Section 6.3(e).

     (r) A corrective distribution of excess contributions under subsection (f) of this Section, excess Employer Matching Contributions under Section 6.3(e), or Excess Deferrals under Section 6.2 may be made without regard to any notice or Participant or spousal consent required under Article IX or X.

     (s) In the event of a complete termination of the Plan during the Plan Year in which an excess arose, any corrective distribution under subsection (f) of this Section or Section 6.3(e) shall be made as soon as administratively feasible after the termination, but in no event later than 12 months after the date of termination.

Section 6.2       Distribution of Excess Deferrals.

     Notwithstanding any other provisions of the Plan, Excess Deferrals for a calendar year and income or losses allocable thereto shall be distributed no later than the following April 15 to Participants who claim such Excess Deferrals, subject to the following:

     (a) For purposes of this Section, "Excess Deferrals" means the amount of Salary Deferral Contributions for a calendar year that the Participant claims, pursuant to the procedure set forth in subsection (b), because the total amount deferred for the calendar year exceeds $10,000 for 1998 (indexed for inflation for subsequent calendar years) or such other limit imposed on the Participant for that year under Code Section 402(g).

     (b) The Participant's written claim, specifying the amount of the Participant's Excess Deferral for any calendar year, shall be submitted to the Retirement Committee no later than the March 1 following such calendar year. The claim shall include the Participant's written statement that if such amounts are not distributed, such Excess Deferrals, when added to amounts deferred under other plans or arrangements described in Code Section 401(k), 403(b), or 408(k), exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. A Participant shall be deemed to have submitted such a claim to the extent the Participant has Excess Deferrals for the calendar year taking into account only contributions under this Plan and any other plan maintained by the Participant's Participating Employer and any other Participating Employer or Affiliate, and for 1998, the Norwest Plan.

     (c) Excess Deferrals distributed to a Participant with respect to a calendar year shall be adjusted to include income or losses allocable thereto using the same method specified for excess Salary Deferral Contributions under
Section 6.1(f)(3).

     (d) The amount of Excess Deferrals and income allocable thereto which would otherwise be distributed pursuant to this Section shall be reduced, in accordance with applicable regulations, by the amount of excess Salary Deferral Contributions and income allocable thereto previously distributed to the Participant pursuant to Section 6.1 for the calendar year, and by the amount of any deferrals properly distributed as excess annual additions under Section 6.5.

Section 6.3       Adjustment of Employer Matching Contributions.

     After the provisions of Section 6.1 and Section 6.2 have been satisfied, the requirements set forth in this Section must also be met. If necessary to satisfy the requirements of Code Section 401(m), Employer Matching Contributions shall be adjusted in accordance with the following provisions of this Section. The provisions of this Section shall be applied separately to Employer Matching Contributions made on behalf of Participants employed by each Controlled Group.

     (a) Each calendar year, the "contribution percentage" will be calculated for each Active Participant (other than an Active Participant who is in a collective bargaining unit required to be disaggregated pursuant to Treasury Regulation Section 1.401(m)-1(b)(3)(ii)). Each Participant's contribution percentage is calculated by dividing the amount referred to in paragraph (1) by the amount referred to in paragraph (2):

     (1) The total Employer Matching Contributions under Section 5.1, if any, allocated to the Participant's Accounts with respect to the year. The Retirement Committee may also elect to include all or part of the Salary Deferral Contributions to be allocated to the Participant's Accounts with respect to that year, provided that the requirements of Treasury Regulation Section 1.401(m)-1(b) are satisfied and provided that the requirements of Section 6.1 are met before such contributions are used under this Section and continue to be met after the exclusion for purposes of Section 6.1 of those contributions that are used to satisfy the requirements of this Section. However, any Employer Matching Contributions that are forfeited, either to correct excess contributions under subsection (e) of this Section, or because the contributions to which they relate are excess Salary Deferral Contributions under Section 6.1, Excess Deferrals under Section 6.2 or excess contributions under subsection (e) of this Section, shall be disregarded.

     (2) The Participant's compensation with respect to the year For purposes of this Section, "compensation" has the same meaning as provided in
          Section 6.1(a)(2).

     (b) Each calendar year, the average contribution percentage of Active Participants who are Highly Compensated Employees and the average contribution percentage for Active Participants who are Non-Highly Compensated Employees will be calculated. In each case, the average is the average of the percentages calculated under subsection (a) for each of the employees in the particular group. In calculating average contribution percentages, Participants employed in a collective bargaining unit required to be disaggregated pursuant to Treasury Regulation Section 1.401(m)-1(b)(3)(ii) shall be disregarded.

     (1) The contribution percentage for each Participant and the average contribution percentage for a particular group of employees shall be calculated to the nearest one-hundredth of one percent.

     (2) Effective for the 1998 Plan Year, the average contribution percentage for Active Participants who are Non-Highly Compensated Employees that is used in applying this Section for a particular calendar year shall be the percentage determined for the current year.

     (c) If the requirements of either paragraph (1) or (2) are satisfied with respect to each Controlled Group, then no further action is required under this
Section:

     (1) The average contribution percentage for Participants who are Highly Compensated Employees is not more than 1.25 times the average contribution percentage for Participants who are Non-Highly Compensated Employees.

     (2) The excess of the average contribution percentage for Participants who are Highly Compensated Employees over the average contribution percentage for Participants who are Non-Highly Compensated Employees is not more than two percentage points, and the average contribution percentage for such Highly Compensated Employees is not more than 2 times the average contribution percentage for such Non-Highly Compensated Employees.

     (d) If neither of the requirements of subsection (c) is satisfied, then the Employer Matching Contributions with respect to Highly Compensated Employees of the Participating Employer then being tested shall be reduced, beginning with the contributions representing the greatest dollar amount per Participant, to the extent necessary to make the aggregate dollar amount of such reductions equal to the amount by which the Employer Matching Contributions (prior to such reduction) had exceeded the requirements of subsection (c)(1) or (c)(2), whichever is less. Such reduction shall be made in accordance with the methodology prescribed at the time of the reduction by the Internal Revenue Service under Notice 97-2 or other applicable Notices or Treasury Regulations.

     (e) At any time during the year, the Retirement Committee may make an estimate of the amount of Employer Matching Contributions on behalf of Highly Compensated Employees of the Participating Employer then being tested that will be permitted under this Section for the year. If the Retirement Committee determines in its sole discretion that reductions are necessary to assure that at least one of the requirements in subsection (c) are satisfied, the Retirement Committee may take written action to reduce or eliminate Employer Matching Contributions for Highly Compensated Employees with respect to Certified Compensation to be paid from the date such action is taken to the end of the year.

     (f) If contributions with respect to a Highly Compensated Employee are reduced pursuant to subsection (d), the excess Employer Matching Contributions shall be treated as follows:

     (1) For purposes of this subsection, "excess Employer Matching Contributions" mean the amount by which Employer Matching Contributions must be reduced under subsection (d).

     (2) Excess Employer Matching Contributions (adjusted for income or losses allocable thereto) shall be forfeited (if otherwise forfeitable under the provisions of Section 9.2 if the Participant were to terminate employment on December 31st of the year for which the contribution was made). Excess Employer Matching Contributions which are non-forfeitable (adjusted for income or losses allocable thereto) shall be distributed to Participants on whose behalf such excess contributions were made for the year no later than December 31st of the following year. Furthermore, the Retirement Committee shall attempt to distribute such amount by March 15th of the year following the year for which the excess contributions were made to avoid the imposition on the Participating Employers of an excise tax under Code
          Section 4979.

     (3) Income or losses allocable to excess Employer Matching Contributions shall be determined in the same manner specified for excess Salary Deferral Contributions under Section 6.1(f)(3).

     (4) Amounts forfeited by Highly Compensated Employees pursuant to paragraph (2) shall be applied to reduce future Employer Matching Contributions as provided in Section 6.6.

     (g) In the sole discretion of the Retirement Committee, the provisions of this Section may be applied on an aggregate basis to all Participants employed by a particular Controlled Group and their Employer Matching Contributions, or the Participants employed by that Controlled Group may be treated as disaggregated into separate groups under the provisions of Code Section 410(b) and Treasury Regulation Sections 1.410(b)-6(b)(3) and 1.410(b)-7(c)(3), with each such group separately satisfying the provisions of this Section.

     (h) The contribution percentage for any Participant who is a Highly Compensated Employee for the year, and who is eligible to make after-tax employee contributions or to receive matching contributions under two or more plans described in Code Section 401(a) that are maintained by the Participating Employers or Affiliates in a particular Controlled Group, shall be determined as if all such contributions were made under a single arrangement.

     (i) If two or more plans maintained by the Participating Employers or Affiliates in a particular Controlled Group are treated as one plan for purposes of satisfying the eligibility requirements of Code Section 410(b), those plans must be treated as one plan for purposes of applying the provisions of this Section unless mandatorily disaggregated pursuant to regulations under Code
Section 401(m).

     (j) Notwithstanding the foregoing, if neither subparagraph (c)(1) of this Section nor Section 6.1(c)(1) was satisfied, the requirements set forth in
Section 6.4 must also be satisfied.

Section 6.4       Multiple Use of the Alternative Limitations.

     If neither Section 6.1(c)(1) nor Section 6.3(c)(1) was satisfied, the following additional requirements must also be satisfied. The provisions of this Section shall be applied separately to Salary Deferral Contributions and Employer Matching Contributions made on behalf of Participants employed by each Controlled Group.

     (a) The sum of the following two amounts must not exceed the greater of the limit determined under subsection (b) or the limit determined under subsection
(c):

     (1) The average deferral percentage for Highly Compensated Employees (determined under Section 6.1(b) following any adjustments required by Section 6.1).

     (2) The average contribution percentages for Highly Compensated Employees (determined under Section 6.3(b) following any adjustments required by Section 6.3).

     (b) The limit under this subsection is the sum of the following amounts:

     (1)  1.25 multiplied by the greater of:

          (A) The average deferral percentage for Non-Highly Compensated Employees (determined under Section 6.1(b) following any adjustments required by Section 6.1), or

          (B) The average contribution percentage for Non-Highly Compensated Employees (determined under Section 6.3(b) following any adjustments required by Section 6.3).

     (2)  Two percentage points plus the lesser of:

          (A) The average deferral percentage for Non-Highly Compensated Employees (determined under Section 6.1(b) following any adjustments required by Section 6.1), or

          (B) The average contribution percentage for Non-Highly Compensated Employees (determined under Section 6.3(b) following any adjustments required by Section 6.3).

     Notwithstanding the foregoing, the amount under this subparagraph cannot exceed the lesser of (A) or (B) above, multiplied by two.

     These averages shall be determined after any adjustment made pursuant to Sections 6.1, 6.2, or 6.3.

     (c) The limit under this subsection is the amount that would be determined under subsection (b) by:

     (1)  Substituting "lesser" for "greater" in paragraph (1) of subsection
          (b), and

     (2) Substituting "greater" for "lesser" each place that word appears in paragraph (2) of subsection (b).

     (d) If the amount determined under subsection (a) is greater than the applicable limit determined under subsections (b) and (c), an additional amount must be treated as excess Salary Deferral Contributions and distributed under
Section 6.1. In addition, any Employer Matching Contributions attributable to those Salary Deferral Contributions must be treated as excess contributions and distributed or forfeited under Section 6.3. Appropriate adjustments under this subsection must be made pursuant to Treasury regulations until the sum of the average deferral percentage and average contribution percentages for Highly Compensated Employees is equal to the greater of the limits determined under subsections (b) and (c).

     (e) This Section shall be applied in accordance with the provisions of IRS Notice 97-2 or other applicable Notices or Treasury Regulations.

Section 6.5       Limitation on Allocations.

     Notwithstanding the foregoing provisions of this Article, allocations to Participants shall not exceed the limits provided under Code Section 415. The limits of Code Section 415 (and this Section) shall be applied separately to the Salary Deferral Contributions, Employer Matching Contributions and Employer Profit Sharing Contributions made by Participating Employers in each Controlled Group.

     (a) The Annual Addition with respect to a Participant's Accounts in any calendar year shall not exceed the lesser of:

     (1) $30,000, adjusted for each year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury.

     (2)  25% of the Compensation of such Participant for such limitation year.

     (b) Prior to January 1, 2000, if the Participant is also a participant in one or more defined benefit plans maintained by a Participating Employer or an Affiliate, the sum of the Participant's defined benefit plan fraction and defined contribution plan fraction, determined according to Code Section 415(e), for any Plan Year may not exceed 1.0. If the sum of a Participant's defined benefit fraction and defined contribution fraction would otherwise exceed 1.0 for any Plan Year, the benefits provided under the defined benefit plan or plans shall be reduced to the extent necessary to reduce the sum of the fractions to 1.0.

     (c) All defined contribution plans of a Participating Employer and other members of its Controlled Group shall be treated as one defined contribution plan for purposes of applying the limitations of this Section. If a limitation on the contributions to be allocated to a Participant's Accounts hereunder for a calendar year is required because of contributions or forfeitures under another such plan, the allocations under this Plan and each such other plan shall be reduced pro rata to the end that the limitation shall not be exceeded, except that reductions to the extent necessary shall be made in allocations under profit sharing and stock bonus plans before any reductions in allocations are made under money purchase pension plans.

     (d) If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Salary Deferral Contributions that may be made with respect to any Participant under the limits of this Section 6.5 or other facts and circumstances to which Treasury Regulation Section 1.415-6(b)(6) shall be applicable, the Annual Additions under this Plan would cause the maximum Annual Additions to be exceeded for any Participant, the Retirement Committee shall refund to the Participant his or her Salary Deferral Contributions for the year to the extent necessary to satisfy the limits. Any remaining excess amount shall be disposed of as follows:

     (1) If the Participant is covered by the Plan at the end of the year, then any remaining excess amount must be used to reduce future employer contributions for such Participant under this Plan for the next year, and for each succeeding year, as necessary.

     (2) If the Participant is not covered by the Plan at the end of the year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future employer contributions for all remaining Participants in the next year, and in each succeeding year, if necessary.

     (3) If a suspense account is in existence at any time during the year pursuant to this subsection, it will not participate in the allocation of the investment gains and losses of the Trust Fund.

     (4) Any Salary Deferral Contributions refunded under this subsection shall be disregarded for purposes of applying the limits under Sections 6.1 through 6.4.

     (e) The following definitions shall be applicable for purposes of this
Section:

     (1) "Annual Additions" means the sum of the following amounts allocated to a Participant:

          (A) Employer contributions, including Salary Deferral Contributions made under this Plan. Excess Salary Deferral Contributions, and excess Employer Matching Contributions which are distributed under the provisions of this Article are included in Annual

               Additions, but Excess Deferrals which are distributed under
               Section 6.2 are not included in Annual Additions.

          (B) The portion of the Employer Matching Contribution which is allocated to the Participant under Section 5.1.

          (C) The portion of the Employer Profit Sharing Contribution which is allocated to the Participant under Section 5.2.

          (D) Employer contributions, employee contributions, and forfeitures, if any, under any other qualified defined contribution plan maintained by a Participating Employer or an Affiliate.

          (E) Amounts attributable to medical benefits as described in Code Sections 415(1)(2) and 419A(d)(2).

     An Annual Addition with respect to a Participant's Accounts shall be deemed credited thereto with respect to a year if it is allocated to the Participant's Accounts under the terms of the Plan as of any date within that year.

     (2) "Compensation" means a Participant's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers and Affiliates to the extent that the amounts are includible in gross income (including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan described in Treasury Regulation Section 1.62-2(c)), subject to the following:

          (A) Compensation does not include, except as provided below, any employer contributions to a plan of deferred compensation which are not includible in the employee's gross income for the taxable year in which contributed, any distributions from a plan of deferred compensation, and any other amounts which receive special tax benefits. However, any amounts received by an employee pursuant to an unfunded non-qualified plan of deferred compensation may be considered as Compensation in the year such amounts are includible in the employee's gross income. Notwithstanding the foregoing, Compensation includes the Salary Deferral Contributions to this Plan and any other elective deferrals which are not includible in the gross income of the employee under Code Sections 125, 401(k), 402(h)(1)(B), 403(b) or 457.

          (B) Compensation excludes amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) either becomes transferable or is no longer subject to a substantial risk of forfeiture.

Section 6.6       Forfeitures Credited Against Employer Contributions.

     Forfeitures arising on the first day of a calendar year under the provisions of Section 9.2(c), and forfeitures of excess Employer Matching Contributions for the previous year under Section 6.3(f), shall be applied, with respect to Accounts of Participants employed by Participating Employers in the same Controlled Group from which the forfeitures are derived, (i) first, to reinstate Accounts of reemployed Participants in the manner prescribed by
Section 9.2(d), (ii) next, as a credit against Employer Matching Contributions, and (iii) if any excess forfeitures remain, allocated in the same manner as an Employer Profit Sharing Contribution for the current year by the Participating Employers, with the allocation of such amounts among the Participating Employers in the same Controlled Group to be determined by the Retirement Committee in its sole discretion. Such forfeitures shall thereafter be treated hereunder as contributions by the Participating Employers.

                                   ARTICLE VII

                               INDIVIDUAL ACCOUNTS

Section 7.1       Accounts for Participants.

     The following Accounts may be established under the Plan for a Participant. Subject to Section 8.6, all Accounts are subject to the Participant's investment directions pursuant to Section 8.4 and Section 8.5.

     (a) An "Employee After-Tax Contribution Account" shall hold any amounts transferred, pursuant to Section 1.4, to this Plan on behalf of a Norwest Participant from the Norwest Participant's "Employee After-Tax Contribution Account" (as described in Section 7.1(b) of the Norwest Plan) under the Norwest Plan.

     (b) An "Employer Matching Contributions Account," which shall hold: any Employer Matching Contributions allocated to the Participant pursuant to Section 5.1; and amounts transferred, pursuant to Section 1.4, to this Plan on behalf of a Norwest Participant from the Norwest Participant's "Employer Directable Contribution Account" and "Employer Non-Directable Contribution Account" (as described in Section 7.1(b) of the Norwest Plan) under the Norwest Plan.

     (c) An "Employer Profit Sharing Contributions Account," which shall hold any Employer Profit Sharing Contributions allocated to the Participant pursuant to Section 5.2.

     (d) A "Frozen Transferred Account," as described in Section 10.1(l), which shall hold any amounts transferred, pursuant to Section 1.4, to this Plan on behalf of a Norwest Participant from the Norwest Participant's "Frozen Transferred Account" (as described in Section 7.1(e) of the Norwest Plan) under the Norwest Plan.

     (e) "Rollover Contributions Account," which shall hold: any Rollover Contributions made to this Plan, pursuant to Section 7.4 by the Participant and amounts transferred, pursuant to Section 1.4, to this Plan on behalf of a Norwest Participant from the Norwest Participant's "Rollover Account" (as described in Section 7.1(d) of the Norwest Plan) under the Norwest Plan.

     (f) "Salary Deferral Contributions Account," which shall hold: any Salary Deferral Contributions made on behalf of the Participant pursuant to Section 4.3 and. amounts transferred, pursuant to Section 1.4, to this Plan on behalf of a Norwest Participant from the Norwest Participant's "Salary Deferral Account" (as described in Section 7.1(a) of the Norwest Plan) under the Norwest Plan

     More than one of any of the above types of Accounts or subaccounts of such Accounts, may be established for a Participant if required by the Plan or if considered advisable by the Retirement Committee in the administration of the Plan. Except as provided in Section 8.6, each account of a Participant under any plan which has been merged into this Plan shall be held in the most comparable type of Account under this Plan. Except as expressly provided herein to the contrary, the Trust Fund shall be held and invested on a commingled basis, Accounts shall be for bookkeeping purposes only, and the establishment of Accounts shall not require any segregation of Trust Fund assets.

Section 7.2       Valuation of Accounts.

     As of each Valuation Date, the Trustee or other recordkeeper, in accordance with the accounting principles approved by the Retirement Committee, shall credit the Accounts of Participants and Beneficiaries with contributions made during the accounting period, if any, and debit such Accounts with withdrawals and distributions for such period, if any, and shall also adjust the net credit balances of such Accounts in the respective Investment Funds of the Trust Fund, upward or downward, so that such net credit balances will equal the net worth of each Investment Fund of the Trust Fund as of that Valuation Date.

     The net worth of an Investment Fund shall be determined by the Trustee or Investment Fund manager and reported to the recordkeeper under procedures approved by the Retirement Committee. The value of investments, including Norwest Stock or First American Stock, shall be determined with reference to values on the New York Stock Exchange or NASDAQ or shall be determined by the Retirement Committee in good faith if securities are not publicly traded. All determinations made by the Trustee or Investment Fund manager with respect to fair market values and net worth shall be made in accordance with generally accepted principles of trust accounting. The accounting made under this Section in accordance with procedures approved by the Retirement Committee shall be conclusive and binding upon all persons having an interest under the Plan.

Section 7.3       Participant Statements.

     The Retirement Committee may from time to time issue statements to Participants advising them of the status of their Accounts.

Section 7.4       Rollover Contributions.

     With the consent of the Retirement Committee, which shall be granted in its sole discretion, to be applied in a nondiscriminatory fashion, and only if it is certain that the amount to be transferred constitutes a Rollover Contribution, a Qualified Employee may transfer to the Trust Fund an amount that constitutes a Rollover Contribution. Notwithstanding any provisions of the Plan to the contrary, the following shall apply with respect to a Rollover Contribution:

     (a) A Rollover Account shall be established for each individual who makes a Rollover Contribution. From the date the assets of the Rollover Contribution are transferred to the Trust Fund through the first Valuation Date following such transfer, the Rollover Account shall be valued at the fair market value of said assets on the date of such transfer.

     (b) No employer contributions made under this Plan shall ever be added to a Rollover Account, and the Participant shall always be 100% vested in his Rollover Account. No after-tax contributions may be added to a Rollover Account.

     (c) The individual shall be treated the same as a Participant hereunder from the time of the transfer, but shall not actually be a Participant and shall not be eligible to receive an allocation of employer contributions until he or she has satisfied the requirements of Articles IV and V.

     (d) For purposes of this Section, "Rollover Contribution" means a rollover contribution or rollover amount described in Code Sections 401(a)(31), 402(c), 403(a)(4), or 408(d)(3), or under any other provision of the Code which may authorize rollovers to this Plan from time to time.

                                  ARTICLE VIII

                               INVESTMENT OF FUNDS

Section 8.1       Description of Funds.

     The Retirement Committee shall from time to time establish three or more Investment Funds for the investment of contributions by Participants and Participating Employers described in Articles IV and V. The Retirement Committee shall be the fiduciary responsible for selecting the Investment Funds for the Plan. The Retirement Committee may at any time establish new Investment Funds, terminate, suspend, merge or consolidate existing Funds, change the specific categories of investments held in an Investment Fund, or take any other action necessary for the operation and administration of Investment Funds. If additional Investment Funds are created within a category as replacements of one or more existing Investment Funds, the assets of the existing Funds and future contributions to such Funds shall be divided equally among the new Funds unless the Retirement Committee establishes a different allocation or the Participant selects a different investment designation pursuant to Sections 8.4 and 8.5. If an Investment Fund is eliminated, the Retirement Committee shall determine the disposition of its assets, subject to Participant investment designations under Sections 8.4 and 8.5. Any of the Investment Funds may be maintained through investment in any common or collective fund maintained by the Trustee for the investment of funds of qualified retirement plans which has the appropriate investment objectives. In addition to any other Investment Funds, as of the Effective Date the following Investment Funds shall be offered:

     (a) Norwest Stock Fund. The Norwest Stock Fund shall consist primarily of shares of Norwest Stock that were transferred to this Plan from the Norwest Plan in accordance with Section 1.4. Investments in the Norwest Stock Fund shall be subject to the rules in Section 8.6.

     (1) It is contemplated that from time to time the Trustee may hold funds in the Norwest Stock Fund temporarily awaiting a distribution in cash. Such funds may, pending such distribution, be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof, or any other investment of a short term nature, including collective funds, mutual funds, corporate obligations or participations therein.

     (2) Notwithstanding anything in the Plan to the contrary, the Trustee may account for the Norwest Stock Fund in terms of units rather than in terms of shares of stock and interests in other investments held in the Fund.

     (3) Any rights, warrants, or options issued with respect to Norwest Stock held in the Trust Fund shall be exercised or sold as the Trustee may determine. The Trustee may, in its discretion, limit the daily volume of its sales of shares of Norwest Stock to the extent such action is deemed by it to be in the best interest of the Participants, Beneficiaries and Alternate Payees.

     (4) Dividends paid on Norwest Stock shall be invested in one or more of the Investment Funds in accordance with a Participant's investment directions for Salary Deferral Contributions to the Participants' Accounts pursuant to Section 8.4, or in the case of a Participant who is not currently making Salary Deferral Contributions, in the same manner as the investment of his most recent Salary Deferral Contributions, but in no case shall such dividends be reinvested in the Norwest Stock Fund.

     No new contributions under this Plan will be deposited into this Norwest Stock Fund.

     (b) First American Stock Fund. The First American Stock Fund shall consist primarily of shares of First American Stock. Investment in such shares shall be made from time to time by the Trustee through brokers or by purchase from securities dealers or by private purchase from First American or another seller at such prices and in such amounts as the Trustee may determine in its absolute and uncontrolled discretion.; provided, however, that no commissions may be charged to the Plan for the private purchase of shares, and no private purchase of shares of First American Stock shall be made at a total cost greater than the total cost of purchasing such shares on the New York Stock Exchange at the closing price on the date of such private purchase or, if shares of First American Stock are not traded on such date, the next previous date on which such shares are traded Any rights, warrants, or options issued with respect to First American Stock held in the Trust Fund shall be exercised or sold as the Trustee may determine. The Trustee may, in its discretion, limit the daily volume of its purchases or sales of shares of First American Stock to the extent such action is deemed by it to be in the best interest of the Participants, Beneficiaries and Alternate Payees.

     (1) It is contemplated that from time to time the Trustee may hold funds in the First American Stock Fund temporarily awaiting investment in shares of First American Stock. Such funds may, pending such investment, be invested in short term securities issued or guaranteed by the United States of America or any agency or instrumentality thereof, or any other investment of a short term nature, including collective funds, mutual funds, corporate obligations or participations therein.

     (2) The "closing price" for purposes of this subsection is the closing price as reflected on the New York Stock Exchange Composite Tape on the relevant trading date.

     (3) Notwithstanding anything in the Plan to the contrary, the Trustee may account for the First American Stock Fund in terms of units rather than in terms of shares of stock and interests in other investments held in the Fund.

Section 8.2       Reinvestment.

     Income on and proceeds of sales of investments of each Investment Fund shall be reinvested by the Trustee in the same Fund, except that income on and proceeds from the sale of investments in the Norwest Stock Fund shall not be reinvested in the Norwest Stock Fund and shall instead be invested in accordance with a Participant's investment directions under Section 8.4.

Section 8.3       Uninvested Cash.

     The Trustee may, in its discretion maintain in cash, without obligation to credit interest thereon, such part of the assets of each Investment Fund as it considers necessary or desirable for the proper administration of such Fund and may deposit any uninvested funds with itself or other banks.

Section 8.4       Investment Fund Designations.

     Subject to Section 8.6, amounts allocated to a Participant's Accounts shall be invested in one or more of the Investment Funds pursuant to the Participant's direction. A Participant may direct that 100% of such contributions be invested in any one of the Investment Funds (other than the Norwest Stock Fund), or may direct that such contributions be apportioned between two or more Investment Funds in multiples of 1%. The Retirement Committee may adopt rules and specify procedures for directing the investment of a Participant's Account among the various Investment Funds (and changing a prior election in accordance with Section 8.5), including rules and procedures intended to ensure that all such elections are made in accordance with the requirements of ERISA Section 404(c).

     Each Qualified Employee as a part of the application for participation shall designate the allocation applicable to all contributions to be made on his or her behalf. If an amount is allocated to a Participant's Profit Sharing Contributions Account, or any other Account of such Participant, and the Participant has not submitted an election directing the investment of such amounts by the deadline specified by the Retirement Committee, then the Participant shall be deemed to have made an election directing that all amounts allocated to the Participant's Profit Sharing Contributions Account, or any other Account of such Participant, shall be invested in one or more Investment Funds specified in rules adopted by the Retirement Committee. The Participant's Profit Sharing Account, or other Account, shall be invested entirely in such Investment Funds until the Participant (or his or her Beneficiary) changes the Participant's deemed investment election pursuant to Section 8.5. In the event of a deemed investment election, the Retirement Committee will promptly attempt to obtain an investment election from the affected Participant.

Section 8.5       Change in Investment Fund Designation.

     Effective as of any Valuation Date, an Active Participant may change the designation of the Investment Funds in which future contributions on his behalf shall be invested. Subject to Section 8.6, the new designation must be from among those described in Section 8.4, and the apportionment between the Investment Funds shall be in multiples of 1%.

     Effective as of any Valuation Date, a Participant may also direct that all or part of the funds held in his or her Accounts (other than amounts outstanding as a loan to the Participant) which are invested in any of the Investment Funds shall be transferred to one or more of the other Investment Funds (other than the Norwest Stock Fund). However, no funds invested in an Investment Fund other than the Norwest Stock Fund may be invested in the Norwest Stock Fund pursuant to this Section.

     Any direction by the Participant under this Section must be received by and on record with the Retirement Committee or its agent prior to the cut-off date and time established by the Retirement Committee for the effective date of the direction.

Section 8.6       Special Rules for Norwest Stock Fund.

     When accounts of Norwest Participants are transferred to this Plan in accordance with Section 1.4, any portions of their accounts that are invested in the "Norwest Stock Fund" (as defined in Section 8.1(e) of the Norwest Plan) as of the date of transfer shall be invested in the Norwest Stock Fund under this Plan.

     The portion of a Norwest Participant's Account which initially is invested in the Norwest Stock Fund shall continue to be invested in the Norwest Stock Fund until distributed from this Plan; provided, however, that a Norwest Participant (or his or her Beneficiary or Alternate Payee) may direct that all or part of the portion of his or her Account that is invested in the Norwest Stock Fund shall be transferred to one or more of the other Investment Funds, in accordance with the procedures in Section 8.5 that apply for other transfers among Investment Funds. Dividends, warrants and other similar rights paid with respect to Norwest Stock after the transfer of the Participant's Account to this Plan shall not be reinvested in Norwest Stock. Rather, the portion of the Participant's Account that is invested in the Norwest Stock Fund and attributable to such items shall be invested in accordance with the Participant's direction for investment of new contributions.

     No contributions made to this Plan (whether as Salary Deferral Contributions, Employer Matching Contributions, Employer Profit Sharing Contributions or Rollover Contributions) may be invested in the Norwest Stock Fund. No portion of a Participant's Account which is invested in another Investment Fund (including amounts previously invested in the Norwest Stock Fund and transferred to another Investment Fund in accordance with the preceding paragraph of this Section) may be invested in the Norwest Stock Fund.

     If any portion of a Norwest Participant's Account is invested in the Norwest Stock Fund at the time that distribution is made from this Plan, then the special distribution rule in Section 10.2(a) shall apply (relating to the right to receive an in-kind distribution).

Section 8.7       Voting of Norwest Stock and First American Stock.

     Before each annual or special meeting of the stockholders of Norwest or First American, the Retirement Committee shall cause to be sent to each Participant who has any portion of his Account invested in the Norwest Stock Fund or the First American Stock Fund (as applicable) a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Norwest Stock or First American Stock held in the Trust Fund. Instructions received from Participants by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of a Participating Employer or Affiliate. If the Trustee determines that a given situation involves the potential for undue influence by Norwest or First American, as the case may be, with respect to the exercise of such voting rights, then the Trustee shall so inform RELS, and RELS will appoint an independent fiduciary to carry out activities relating to that situation.

     The Trustee shall vote all shares of Norwest Stock held in the Norwest Stock Fund and all shares of First American Stock held in the First American Stock Fund in proportion to "votes" cast by Participants, as follows:

     (a) The number of votes the Participant may cast shall be the total number of shares allocated to the Participant's Accounts in the Norwest Stock Fund or the First American Stock Fund (as applicable).

     (b) The Trustee shall determine the number of votes for and against each proposition and shall vote, in person or by proxy, all of the shares of Norwest Stock held in the Norwest Stock Fund or all of the shares of First American Stock held in the First American Stock Fund in proportion to the votes received.

     The determinations in (a) shall be as of a Valuation Date selected by the Retirement Committee which is not more than 90 days preceding the record date for the meeting. It is intended that by, reason of the foregoing provisions, shares held for the benefit of Participants who do not give voting instructions, will be voted by the Trustee in proportion to the instructions actually received. Any non-voting shares of Norwest Stock or First American Stock held in the Trust Fund shall be disregarded for purposes of applying this Section.

Section 8.8 Tender or Exchange Offers Regarding Norwest Stock or First American Stock.

     As soon as practicable after the commencement of a tender or exchange offer (an "Offer") for shares of Norwest Stock or First American Stock, the Retirement Committee shall use its best efforts to cause each Participant who has invested any portion of his or her Account in the Norwest Stock Fund or the First American Stock Fund (as applicable) to be advised in writing of the terms of the Offer, and to be provided with forms by which the Participant may instruct the Trustee, or revoke such instruction, to tender or exchange shares of Norwest Stock or First American Stock (as applicable), to the extent permitted under the terms of such Offer. The Trustee shall follow the directions of each such Participant. In advising Participants of the terms of the Offer, the Retirement Committee may include statements from the Board of Directors of Norwest or First American (as applicable) setting forth its position with respect to the Offer. The giving of instructions by a Participant to the Trustee to tender or exchange shares and the tender or exchange thereof shall not be deemed a withdrawal or suspension from the Plan solely by reason of the giving of such instructions and the Trustee's compliance therewith. If the Trustee determines that a given situation involves the potential for undue influence by Norwest or First American, as the case may be, with respect to the exercise of such rights, then the Trustee shall so inform RELS, and RELS will appoint an independent fiduciary to carry out activities relating to that situation. Instructions by Participants pursuant to this Section shall apply both to shares held in the Norwest Stock Fund and in the First American Stock Fund. The number of shares as to which a Participant may provide instructions shall be determined as follows:

     (a) The Participant may provide instructions on the Offer with respect to the total number of shares of Norwest Stock or First American Stock allocated to the Participant's Accounts in the Norwest Stock Fund or the First American Stock Fund (as applicable). If the Participant directs tender or exchange of the shares for which the Participant may provide instructions, the Trustee shall follow that instruction. The Trustee shall not tender or exchange the shares for which a Participant may provide instructions if the Participant (i) directs against their tender or exchange or (ii) gives no direction.

     (b) The determination of the number of shares allocated to a Participant's Account shall be as of the close of business on the day preceding the date on which the Offer is commenced or such earlier date as shall be designated by the Retirement Committee as the Retirement Committee, in its sole discretion, deems appropriate for reasons of administrative convenience. Any securities received by the Trustee as a result of a tender or exchange of shares of Norwest Stock or First American Stock shall be held, and any cash so received shall be invested, in short-term investments pending any reinvestment by the Trustee, as it may deem appropriate, consistent with the purposes of the Plan.

Section 8.9       Other Special Rules.

     (a) If a Participant has a Termination of Employment and does not elect an immediate distribution of the value of his or her vested Account balance, then the Participant's Account shall continue to be invested in accordance with the former Participant's investment election, until the former Participant directs otherwise. Notwithstanding the foregoing, if a Participant who has a Termination of Employment is subject to the mandatory cash-out provisions of Section 10.1(c), this section shall apply only until such mandatory cash-out is paid to the Participant.

     (b) If a Participant dies, his or her Account shall continue to be invested, in accordance with the investment election in effect immediately before his or her death, until the Beneficiary directs otherwise. After the death of the Participant, the Beneficiary may direct the investment of the Participant's Account. The Beneficiary shall be treated as the Participant and have the same rights as the Participant with respect to voting rights under

Section 8.7 and tender and exchange offer rights under Section 8.8, but such treatment shall be limited to the purposes of this Article VIII.

     (c) If any portion of a Participant's Account is segregated, under procedures established pursuant to Section 10.12, while the Retirement Committee determines whether it is a qualified domestic relations order (within the meaning of Code Section 414(p)), then the segregated portion of the Participant's Account shall continue to be invested in accordance with the Participant's investment directions, including any investment elections made after the portion of the Account is segregated.

     (d) As soon as is practicable after the Retirement Committee determines that any portion of a Participant's Account will be held for the benefit of an Alternate Payee, pursuant to a domestic relations order which the Retirement Committee has determined to be a qualified domestic relations order (within the meaning of Code Section 414(p)), then the portion of the Participant's Account held for the benefit of the Alternate Payee shall be invested in accordance with the investment direction made by the Alternate Payee. The remaining portion of the Participant's Account shall continue to be invested in accordance with the Participant's investment directions. With respect to the portion of the Participant's Account segregated for the benefit of the Alternate Payee, the Alternate Payee shall be treated as the Participant and have the same rights as the Participant with respect to voting rights under Section 8.7 and tender and exchange offer rights under Section 8.8.

     (e) In its discretion, the Retirement Committee may decline to comply with a Participant's, Beneficiary's, or Alternate Payee's investment direction if the Retirement Committee believes that complying with the investment direction would:

     (1)  Result in a prohibited transaction, within the meaning of ERISA
          Section 406 or Code Section 4975;

     (2)  Generate income taxable to the Plan;

     (3)  Not be in accordance with the terms of the Plan or any Trust
          Agreement;

     (4)  Jeopardize the tax-qualified status of the Plan under the Code; or

     (5) Result in compliance with an instruction described in Department of Labor Regulation Section 2550.404c-1(d)(2)(ii).

     (f) Notwithstanding anything in the Plan to the contrary, the Plan Sponsor may establish rules and procedures delaying the effective date of investment elections, loans, withdrawals while employed, distributions or other transactions, or establishing blackout periods during which such elections or transactions will not be processed, as the Plan Sponsor determines is advisable for the administration of the Plan.

Section 8.10      Information To Participants.

     The Retirement Committee shall furnish timely information to Participants, Beneficiaries and any Alternate Payee directing the investment of the Participant's Accounts concerning the procedures for providing such directions and the nature of the Investment Funds offered under the Plan. The Retirement Committee shall provide and make available such information as it determines is required by ERISA Section 404(c) and shall be the fiduciary responsible for making such disclosures. Neither the Participating Employers, the Retirement Committee, nor any other person shall have any responsibility to provide investment advice to any Participant, Beneficiary or Alternate Payee.

Section 8.11      Investment Risk.

     The Plan is intended to constitute a plan described in ERISA Section 404(c) and Department of Labor regulation Section 2550.404c-1, and will be administered in accordance with the requirements for such a plan.

Participants, Beneficiaries and Alternate Payees shall assume all risks in connection with any decrease in the value of any assets or funds that may be invested or reinvested in the Investment Funds. Neither the Participating Employers, any employee or director of any Participating Employer, the Retirement Committee, any member of the Retirement Committee, the Trustee or any fiduciary with respect to the Plan shall be liable to any Participant, Beneficiary, or Alternate Payee or any other person with respect to the Participant's, Beneficiary's or Alternate Payee's directions with respect to investment of the Participant's Account in the Investment Funds, including (without limitation) any losses which are the direct and necessary result of investment directions provided by the Participant, Beneficiary or Alternate Payee and including any investment of the Participant's Account which is made if the Participant, Beneficiary, or Alternate Payee fails to make an affirmative investment direction.

                                   ARTICLE IX

                              BENEFIT REQUIREMENTS

Section 9.1       Benefit Upon Retirement.

     If a Participant's Termination of Employment occurs (for any reason other than death) under such circumstances that the Participant is entitled to a retirement benefit under Section 6.1 or Section 6.2 of the Pension Plan (as amended from time to time), or if the Participant becomes entitled to monthly benefits under a long term disability plan of his Participating Employer, the Participant shall be entitled to a benefit equal to 100% of the value of all of his or her Accounts. For purposes of this Section, if a Participant's Termination of Employment occurs on or after his or her 65th birthday, the Participant will be presumed to be entitled to a retirement benefit under the Pension Plan. Benefits under this Section shall be paid at the times and in the manner determined under Article X.

Section 9.2       Other Termination of Employment.

     If a Participant's Termination of Employment occurs (for any reason other than death) and the Participant is not entitled to a benefit under Section 9.1, the Participant shall be entitled to a benefit equal to 100% of the value of his or her Employee After-Tax Contribution Account, Salary Deferral Account and Rollover Account, and also a benefit equal to the vested percentage of the value of the Participant's Employer Matching Contribution Account, Employer Profit Sharing Contribution Account, and Frozen Transferred Account subject to the following:

     (a) If no withdrawals or distributions have been received by the Participant from his or her Employer Matching Contribution Account, Employer Profit Sharing Contribution Account or Frozen Transferred Account pursuant to
Article X, the vested portion of those Accounts shall be the vested percentage determined according to the number of the Participant's years of Vesting Service prior to the Termination of Employment, as follows:

         Full Years of Vesting Service               Vested Percentage

           Less than 1 year                                  0%
           1 but less than 2 years                          25%
           2 but less than 3 years                          50%
           3 but less than 4 years                          75%
           4 years or more                                 100%

     (b) If the Participant has received one or more withdrawals or distributions from his or her Employer Matching Contributions Account, Employer Profit Sharing Contributions Account, or Frozen Transferred Account pursuant to
Article X, the vested portion of the respective Account shall be determined as follows:

     (1) There shall be added to the value of the Account the aggregate amount of withdrawals or distributions made from that Account.

     (2) The amount determined under paragraph (1) shall be multiplied by the vested percentage determined in subsection (a).

     (3) The amount determined under paragraph (2) shall be reduced by the amount added to the value of the Account under paragraph (1). The result (but not less than zero in any case) shall be the vested portion of the Account.

     (c) The portion of each Employer Matching Contributions Account, Employer Profit Sharing Contributions Account, or Frozen Transferred Account that is not vested shall be designated as a forfeiture amount as of the Valuation Date coincident with or next following the Termination of Employment, as provided in
Section 7.2. The sub-account of each Account holding the forfeiture amount shall become a forfeiture on the January 1 following the earlier of (i) the date the Participant's entire vested benefit has been distributed, or (ii) the date the Participant incurs a break in service as defined in subsection (e), and shall then be applied as provided in Section 6.6.

     (d) If the Participant is reemployed and completes an Hour of Service before a break in service as defined in subsection (e) occurs, the respective forfeiture amount shall be reinstated to the Account from which it was forfeited.

     (1) The reinstatement shall occur as soon as reasonably possible after the individual becomes a Participant again pursuant to Section 4.1(c), but not later than as of the last Valuation Date for the calendar year in which the Participant completed the Hour of Service after the reemployment. If the forfeiture amount has become a forfeiture under subsection (c), the amount of the reinstatement shall be equal to the forfeiture amount as of the January 1 on which it became a forfeiture. Otherwise, the separate forfeiture sub-account created pending a forfeiture shall be reinstated to the Participant.

     (2) The amount required for the reinstatement of a forfeited amount pursuant to this subsection shall be provided from the following sources in the priority indicated:

          (A) Forfeiture amounts under subsection (c) which have not been applied pursuant to Section 6.6.

          (B) Additional contributions by the Participant's present Participating Employer, in amounts specified by the Retirement Committee.

     (3) If the Participant is not 100% vested in such Accounts upon the subsequent Termination of Employment, the benefit to which he or she shall be entitled therefrom shall be determined as of the Valuation Date coincident with or next following such Termination of Employment, in accordance with subsection (a) or (b) (as applicable).

     (e) For purposes of this Section, a "break in service" means a period of at least 60 months duration which meets the requirements of Section 3.3(c)(1) and
(2).

     (f) The benefit under this Section shall be paid at the times and in the manner determined under Article X.

Section 9.3       Death.

     If a Participant's Termination of Employment is the result of the Participant's death, the Beneficiary shall be entitled to a benefit equal to 100% of the value of all of the Participant's Accounts. If a Participant's death occurs after Termination of Employment, the Beneficiary shall be entitled to whatever benefit the Participant would have been entitled to receive if the Participant had lived. Such benefits shall be paid at the times and in the manner determined under Article X.

Section 9.4       Loans to Participants.

     The Retirement Committee may authorize a loan to a Participant who is an employee of a Participating Employer or an Affiliate and who makes application therefor. Each loan shall be subject to the following provisions:

     (a) The amount of any loan to a Participant, when added to the outstanding balance of all other loans to the Participant under this Plan on the date the loan is made, shall not exceed the smaller of:

     (1) $50,000 reduced by the outstanding balance on all loans to the Participant under all related plans on the date the loan is made, and also by the difference between (i) the highest outstanding loan balance under this Plan and all related plans during the 1-year period ending on the day before the date on which the loan is made, and (ii) the outstanding loan balance under this Plan and all related plans on the date the loan is made, or

     (2) 50% of the amount to which the Participant would be entitled from this Plan in the event his or her Termination of Employment were to occur on the date the loan is made.

     For the purpose of this Section, a related plan is any "qualified employer plan," as defined in Code Section 72(p)(4), sponsored by the Participant's Participating Employer or any related employer in the same Controlled Group or as otherwise determined according to Code Section 72(p)(2)(D).

     (b) The minimum amount a Participant may borrow in any loan is $1,000.

     (c) Each loan shall be evidenced by the Participant's promissory note payable to the order of the Trustee. Each loan shall be adequately secured as determined by the Retirement Committee. A loan shall be considered adequately secured whenever the outstanding balance does not exceed the amount to which the Participant would be entitled in the event of his or her Termination of Employment.

     (d) The Retirement Committee shall determine the rate of interest to be paid with respect to each loan, which shall be a reasonable rate of interest within the meaning of Code Section 4975.

     (e) Each loan shall provide for payment of principal and interest in equal semi-monthly installments over whichever of the following periods applies:

     (1) Except as provided in paragraph (2), each loan shall be for a stated term determined by agreement of the Participant and the Plan which shall not exceed five years from the date the loan is made. If the first installment payment is due within two months after the date the loan was made, the five-year repayment period will be measured from the due date of that first payment.

     (2) If a loan is used to acquire any dwelling unit which within a reasonable time is to be used as the principal residence of the Participant, the maximum term shall be 20 years from the date the loan is made.

     (3) When assets are transferred from the Norwest Plan on behalf of Norwest Participants in accordance with Section 1.4, any promissory notes issued in connection with loans outstanding from the Norwest Plan to Norwest Participants shall be assigned to the Trustee of this Plan. Notwithstanding the foregoing provisions of this subsection, any loans by Norwest Participants which are transferred to this Plan from the Norwest Plan may continue to be repaid according to the original payment schedule.

     A maximum of one general purpose loan under paragraph (1) and one principal residence loan under paragraph (2) may be outstanding to a Participant at any time.

     (f) A loan made to a Participant under this Section shall be deemed to be effective on the date that the loan proceeds are issued to the Participant from the Trust Fund. Loans will be repaid through payroll deductions beginning with the pay period following the effective date of the loan and continuing through the term of the loan until paid in full according to the terms of the loan note agreement. The Participant may make a lump sum total prepayment to the Trustee at any time.

     (1) After a Participant ceases to be an employee of a Participating Employer due to Termination of Employment or death, a loan will be due and payable 90 days after the Termination of Employment or death occurred. In the event the Participant's salary on any payroll date is not sufficient to make a required loan payment, the Participant shall make the required loan payment, or the balance of such payment, directly to the Trustee.

     (2) If any loan payment due under the provisions of this subsection is not made within 90 days after the date it is due, the entire loan will be declared to be in default, and the Participant will be deemed to have received a distribution of the loan for tax purposes. Foreclosure on the note and application of the Participant's Accounts to satisfy the note will not occur until the earliest date on which the Participant or Beneficiary is eligible to receive payment of benefits under the Plan. A default authorizes the Trustee to treat the Participant as having received an actual distribution of the note from the Plan on the earliest date thereafter on which such a distribution is permitted consistent with subsection (g) and Article X.

     (g) If a loan to a Participant is outstanding on the date the Participant becomes entitled to a distribution from the Trust Fund with respect to the portion of the Participant's Account or Accounts attributable to the loan, the balance of the loan, or a portion thereof equal to the amount to be distributed, if less, shall on such date become due and payable. The portion of the loan due and payable shall be satisfied by offsetting such amount against the amount to be distributed to the Participant. Alternatively, the Retirement Committee may in its discretion direct that the portion of the Participant's Account or Accounts equal to the outstanding balance on the loan be distributed in kind by distribution of the Participant's note.

     (h) If a loan to a Participant is outstanding at the time of the Participant's death, and if the loan is not repaid by the Participant's executor or administrator, the note shall be distributed in kind to the Participant's Beneficiary.

     (i) The Retirement Committee shall direct the Trustee with respect to the making of loans to Participants, the collection thereof, and all other matters pertaining thereto, and the Trustee shall follow such directions to the extent possible and shall not take any independent action with respect to such loans. The Trustee shall have no responsibility whatsoever with respect to loans to Participants except to follow the directions of the Retirement Committee to the extent possible.

     (j) In accordance with the foregoing standards and requirements, loans shall be available to all Participants on a reasonably equivalent basis, and shall not be made available to Participants who are parties in interest as defined in ERISA Section 3(14) or who are Highly Compensated Employees in a greater amount than the amount available to other Participants.

     (k) All loans shall be governed by such rules and regulations as the Retirement Committee may adopt, including any written rules governing loans which are necessary to comply with federal regulations and which shall be deemed to be incorporated in the Plan by this reference. Applications for loans shall be made in such form and pursuant to such procedures as the Retirement Committee may establish from time to time.

     (l) The Retirement Committee shall cause to be furnished to any Participant receiving a loan any information required to be furnished pursuant to the Federal Truth In Lending Act, if applicable, or pursuant to any other applicable law.

     (m) Loans shall be made from the Participant's Accounts in accordance with the order of priority established by the Retirement Committee. If a Participant's Account from which a loan is to be made is invested in more than one Investment Fund, to provide the Trust Fund with cash equal to the loan principal, the investments shall be liquidated from each Investment Fund in accordance with rules established by the Retirement Committee.

     (n) For purposes of Section 7.2, the portion of a Participant's Account or Accounts represented by the outstanding loan principal shall be segregated and shall not share in the income or losses of the Trust Fund. In lieu thereof, all interest paid by the Participant on the loan shall be allocated to the Participant's Account or Accounts. The Trustee may charge to the Participant's Accounts any expenses attributable to the loan and such portion of the general expenses of the Trust Fund as the Trustee determines in its discretion to be reasonable.

     (o) For purposes of the investment provisions of Article VIII, payments of principal and interest on loans shall be invested in the same manner as Salary Deferral Contributions to the Participant's Accounts, or, in the case of a Participant who is not currently making Salary Deferral Contributions, in the same manner as the investment of his most recent Salary Deferral Contributions.

     (p) For purposes of this Section, Account values shall be determined as of the most recent Valuation Date for which the valuation has been completed at the time the Participant's loan request is received or as of any subsequent Valuation Date selected by the Retirement Committee in its discretion.

     (q) Solely for purposes of receiving loans under this Section, a former Active Participant (or any Beneficiary of a deceased Participant) who is entitled to a benefit from the Plan, and who is a "party in interest" as defined in Section 3(14) of ERISA, is considered to continue to be an employee of a Participating Employer.

                                    ARTICLE X

                            DISTRIBUTION OF BENEFITS

Section 10.1      Time and Method of Payment.

     The benefit to which a Participant or Beneficiary may become entitled under
Article IX shall be distributed as described in this Section. Distributions may commence at any time after the Participant or Beneficiary has become entitled to a benefit.

     (a) Distributions to Participants. Except as otherwise provided in Section 10.1(c), Participants shall receive distributions from their Accounts after Termination of Employment as follows:

     (1) If at the time of the Termination of Employment the Participant is eligible for a retirement benefit under Section 6.1 or 6.2 of the Pension Plan (as amended from time to time), or is considered disabled under the long term disability plan of the Participant's Participating Employer, distributions from the Participant's Accounts shall be made by one or a combination of the following methods, as the Participant may select:

          (A) Payment in a single lump sum, or in one or more partial lump sums, but subject to the limitations of Subsection 10.1(h).

          (B)  Payment in a series of annual or monthly installments.

     (2) If the Participant does not satisfy the requirements of paragraph (1) at the time his or her Termination of Employment occurs, distributions from the Participant's Accounts shall be made by one of the following methods, as the Participant may select:

          (A)  Payment in a single lump sum.

          (B)  Payment in a series of annual or monthly installments.

     Subject to the rules of this Section 10.1, unless the Participant elects otherwise, distribution of a Participant's Accounts under the Plan shall be made or commence no later than the sixtieth (60th) day after the close of the Plan Year in which the later of the following events occurs: (i) the Participant's Normal Retirement Age or (ii) the date of the Participant's Termination of Employment.

     (3) In all events, the distribution to a Participant must be made, or installments must commence, by April 1 following the later of (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant's Termination of Employment occurs. However, clause (ii) of the preceding sentence does not apply to any Participant who is a 5-percent owner of the Participating Employers (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70 1/2.

          (A) Installments during the life of the Participant shall be paid no less rapidly than by reference to one of the following periods:
               (i) a period-certain not longer than the life expectancy of the Participant, or (ii) a period-certain not longer than the joint life and last survivor expectancy of the Participant and his or her designated Beneficiary.

          (B) Notwithstanding the foregoing, if the designated Beneficiary is not the Participant's spouse, installments during the life of the Participant shall be limited to the maximum period permitted under Proposed Treasury Regulation Section 1.401(a)(9)-2.

          (C) If no election has been made by the Participant by the date payments are required to begin under this paragraph, the Participant shall receive installments over a period certain equal to the Participant's life expectancy (except as otherwise provided in subsection (m) in the case of a Frozen Transferred Account).

     (b) Distributions to Beneficiaries. Beneficiaries shall receive payment of benefits after the death of the Participant as follows:

     (1) If a Participant described in subsection (a)(2) dies after Termination of Employment but before receiving distribution of his or her entire benefit or commencing installments, the total vested value of the Participant's Accounts shall be paid to the Beneficiary in a lump sum not later than one year following the Participant's death.

     (2) If a Participant who has begun to receive payments in installments over a period-certain dies after the date distributions were required to commence pursuant to subsection (a)(3), the remaining payments shall be made to the Beneficiary at least as rapidly as under the method of distribution selected by the Participant. The Beneficiary may elect to receive any payment earlier than the date it otherwise would have been paid, or to receive a full or partial lump sum distribution of the remaining vested Account balances, by submitting a request to the Retirement Committee or its agent pursuant to such procedures and prior to such deadlines as the Retirement Committee may establish.

     (3) If the Participant died while employed by a Participating Employer, or died after distributions began but before the date distributions were required to commence pursuant to subsection (a)(3), or if a Participant described in subsection (a)(1) died before beginning to receive distributions, the Participant's remaining vested Account balances shall be distributed to the Beneficiary as follows:

          (A) The Beneficiary may elect to receive distributions in one or a combination of the following methods:

               (I) Payment in a single lump sum, or in one or more partial lump sums.

               (II) Payment in a series of annual or monthly installments.

          (B) If the Beneficiary is the surviving spouse of the Participant, the Participant's Accounts shall be distributed to the Beneficiary not later than December 31st of the year containing the fifth anniversary of the Participant's death. However, distributions may extend beyond that deadline if they are in the form of installment payments over a period-certain not exceeding the Beneficiary's life expectancy, provided the spouse elects installment payments prior to that deadline and such payments begin not later than December 31st of the year in which the Participant would have reached age 70 1/2 (or the year in which the Participant's death occurred, if later).

          (C) If the Beneficiary is not the surviving spouse of the Participant, the Participant's Accounts shall be distributed to the Beneficiary not later than December 31st of the year containing the fifth anniversary of the Participant's death.

          (D) If a surviving spouse described in subparagraph (B) dies before distributions begin, this paragraph shall be applied as if the surviving spouse were the Participant.

     (c) Mandatory Cash-Outs. Notwithstanding anything in subsection (a), (b) or
(m) to the contrary, if the total value of the Accounts of a Participant (or of a Beneficiary following the Participant's death) is $5,000 or less, the individual shall receive a lump sum payment of the individual's entire benefit as soon as administratively feasible, but in no event later than one year following the Participant's Termination of Employment (or death, if applicable). However, if the total value of the individual's Accounts was more than $5,000 on the date the individual received any previous distribution, this subsection shall not apply and distributions shall instead be made as provided in subsection (a) or (b), whichever is applicable.

     (d) Installment Distributions. If distributions are made in installments to a Participant under subsection (a) or to a Beneficiary under subsection (b)(3), the amount to be distributed each year, beginning with the first year for which payments are required to be made under subsection (a)(3) or (b)(3), must be at least equal to the quotient obtained by dividing the entire interest of the individual on the preceding December 31st by the number of years of life expectancy which remain, determined as provided in subsection (e).

     (1) Any installment method under this Section shall specify the method for determining life expectancies under subsection (e). The installment method shall be irrevocable after the date payments are required to commence under subsection (a)(3) or (b)(3), except that the individual entitled to payments may thereafter elect to receive a full lump sum distribution of his or her remaining vested Account balances. A Participant described in subsection (a)(1) or a Beneficiary described in subsection (b)(3) who had elected installment payments may also elect to receive a partial lump sum distribution of his or her remaining vested Accounts or to increase the amount of the remaining installments. The balance remaining following a partial lump sum distribution will continue to be distributed in installments according to the individual's existing election. An election to increase the amount of the remaining installments cannot be revoked, but subsequent elections to further increase the amount are allowed.

     (2)  Prior to the date payments are required to commence under subsection
          (a)(3) or (b)(3), installments can be adjusted as follows:

          (A) If at the time of the Termination of Employment the Participant was eligible for a retirement benefit under Section 6.1 or 6.2 of the Pension Plan (as amended from time to time), or was considered disabled under his Participating Employer's long term disability plan, an individual who has elected installment payments may elect to increase or decrease the amount of the installments, to stop or restart installments, to move between annual and monthly installments, or to receive a full or partial lump sum distribution. An individual making such a change must also make any election related to the change regarding withholding of income taxes which is required by applicable regulations.

          (B) In any situation not subject to subparagraph (A), the individual may elect at any time to receive a lump sum distribution of the entire remaining vested Account balances.

     (e) Determination of Life Expectancies. For purposes of this Section, life expectancies initially shall be determined based on the birth date(s) occurring in the first calendar year for which payments are required to be made under this Section, using the mortality tables prescribed by the Secretary of the Treasury for this purpose in Treasury Regulation Section 1.72-9.

          (1) If life expectancy is determined by reference only to the Participant and/or the Participant's spouse, life expectancies shall be reduced by one year for each calendar year after the year payments are required to begin, unless the individual who is entitled to payments elects that one life expectancy (or both, where applicable) shall be redetermined each calendar year.

          (2) If life expectancy is determined by reference to a Beneficiary other than the Participant's spouse, it shall ordinarily be reduced by one year for each calendar year after the year payments are required to begin. However, the Participant may elect that the joint life and last survivor expectancy of the Participant and a designated Beneficiary other than the Participant's spouse shall be redetermined annually to reflect changes in the life expectancy of the Participant but not of the Beneficiary.

     (f) Requests for Distributions. The Participant (or Beneficiary, where applicable) must submit all requests or elections relating to distributions under this Section to the Retirement Committee or its agent pursuant to such procedures and prior to such deadlines preceding the date on which a lump sum is to be paid, installments are to commence, or any other election is to take effect, as the Retirement Committee may establish.

     (g) Distributions from Multiple Accounts or Investment Funds. Installment distributions or partial lump sum distributions shall be withdrawn from Accounts in the order of priority specified in Section 10.5(b) and shall be made pro rata from the Investment Funds in which the Accounts being distributed are invested, based on the investment in each Investment Fund as of the most recent Valuation Date for which the valuation has been completed.

     (h) Limit on Partial Lump Sums. No more than one partial lump sum payment under this Section may be made during any calendar year. However, this subsection does not prevent an individual who has received a partial lump sum payment from requesting a distribution of the entire remaining balance of the individual's Accounts during the same calendar year.

     (i) Beneficiaries. For purposes of this Section, "designated Beneficiary" means any individual who is a Beneficiary pursuant to Section 2.5. If more than one Beneficiary is entitled to benefits following the Participant's death, the interest of each Beneficiary shall be segregated pro rata into separate Accounts for purposes of applying this Section.

     (j) Compliance with Code Requirements. Notwithstanding the foregoing, distributions required by this Section will be made in accordance with the regulations under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2. No distribution option otherwise permitted under this Plan will be available to a Participant or Beneficiary if such distribution option does not meet the requirements of Code Section 401(a)(9).

     (k) Transfers Among Affiliates. Under the definition of Termination of Employment in Section 2.43, a Participant's transfer of employment between any combination of Participating Employers, Affiliates (whether or not such Affiliate is a Participating Employer), or Predecessor Employers is not a Termination of Employment for purposes of this Article and will not entitle the Participant to a distribution of his or her benefit from the Plan.

     (l) Special Rules for Frozen Transferred Accounts. To the extent that a portion of a Norwest Participant's Frozen Transferred Account is attributable to a merged plan which was subject to the qualified joint and survivor annuity requirements of Code Sections 401(a)(11) and 417, the form of distribution from that Account will comply with such requirements. The Plan shall also make available any other optional form of settlement from any Frozen Transferred Account which may be required by Code Section 411(d)(6). In any case where a Frozen Transferred Account is subject to the qualified joint and survivor annuity requirements, the following shall apply:

     (1) The spouse of the Participant must consent to the election of any payment from a "Frozen Transferred Account" under this Section in a form other than a qualified joint and survivor annuity, to any withdrawal from such an Account under Sections. 10.6 through 10.9, and to any loan against such an Account under Section 9.4, to the extent required by the Code or ERISA. The Retirement Committee will provide such notices and explanations of the qualified joint and survivor annuity and the rights of the Participant and the spouse as may be required by applicable regulations, subject to any provisions of law or regulations permitting waiver of a notice period.

     (2) Notwithstanding any provision of paragraph (1), above, or of a merged plan to the contrary, if the Frozen Transferred Account does not hold any assets that have been transferred, directly or indirectly, from a defined benefit plan or a money purchase pension plan, spousal consent to a distribution under this Section following Termination of Employment shall not be required if the Participant does not elect payment in any form of annuity payable to the Participant for life. In addition, spousal consent is not required in any case where the form of distribution elected by the Participant is a qualified joint and survivor annuity.

     (m) Election Periods. In general, except as provided in subsection (a)(3), the distribution to a Participant shall not occur, or installments shall not commence, until at least 30 days after the Participant has been given all notices and other information required by applicable regulations. However, except in the case of a distribution from any portion of a Frozen Transferred Account that is subject to the requirements of Code Sections 401(a)(11) and 417, the distribution may occur or commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) and any other applicable notices are given, provided that:

     (1) The Retirement Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

     (2) The Participant, after receiving the notice, affirmatively elects a distribution.

     In the case of a distribution from any portion of a Frozen Transferred Account that is subject to the requirements of Code Sections 401(a)(11) and 417, the Participant may elect (with any applicable spousal consent) to waive the applicable 30-day periods pursuant to Code Section 417(a)(7)(B) provided that the distribution occurs or commences more than seven days after the explanation is provided.

Section 10.2      Form of Payment.

     All distributions and withdrawals under this Article shall be made in cash, except as follows:

     (a) In the case of funds transferred from the Norwest Plan on behalf of a Norwest Participant in accordance with Section 1.4 which continue to be invested in the Norwest Stock Fund at the time distribution is made, the Norwest Participant or his/her Beneficiary or Alternate Payee may elect that distributions from such portion of the Participant's Account shall be in full shares of Norwest Stock, with the value of any remaining fractional share paid in cash. In the case of distributions in installments, any election under this subsection to receive Norwest Stock must be made prior to the date installments commence, and is irrevocable thereafter.

     (b) In the case of amounts invested in the First American Stock Fund at the time distribution is made, the Participant, Beneficiary or Alternate Payee may elect that distribution from such Investment Fund shall be in full shares of First American Stock, with the value of any remaining fractional share paid in cash. This option may be elected only for single sum distributions.

     (c) In kind distributions of notes pursuant to Section 9.4 shall occur as provided therein.

Section 10.3      Accounting Following Termination of Employment.

     Following the Participant's Termination of Employment, the undistributed portion of any Account shall continue to be revalued as of each Valuation Date as provided in Article VII. Distributions under Section 10.01 shall be based on the Account values determined as of a Valuation Date on which the distribution request is received or, if such date is not a Valuation Date, as defined under
Section 2.47, the first date thereafter which is a Valuation Date. The distribution shall be paid to the Participant as soon as reasonably possible following the completion of the valuation for that Valuation Date.

Section 10.4      Reemployment.

     Except as provided to the contrary in Section 10.1, distributions from the Trust Fund shall cease upon reemployment of a Participant as a Qualified Employee by a Participating Employer, or upon reemployment in any position with a Participating Employer or an Affiliate prior to age 59 1/2, and shall recommence in accordance with Section 10.1 upon a subsequent Termination of Employment.

Section 10.5      Withdrawals From Accounts While Employed--General Rules.

     An Active Participant may request a withdrawal from his or her various Accounts of any of the types of withdrawal described in Section 10.6 through
Section 10.9, subject to the following:

     (a) A request for a withdrawal while employed shall be made pursuant to applicable rules and regulations adopted by the Retirement Committee and shall be submitted to the Retirement Committee or its agent in such manner as the Retirement Committee prescribes for this purpose. A withdrawal shall be paid from the Trust Fund as soon as reasonably possible after the Participant's request based on a Valuation Date (determined under procedures established by the Retirement Committee) following the date the request is received by the Retirement Committee or its agent (referred to in this Section as the "applicable Valuation Date"), but only to the extent that such withdrawal is permissible under the terms of this Article X. For purposes of Article VII, the withdrawal shall be deemed to have been made on the applicable Valuation Date.

     (b) Subject to any specific rules provided in Section 10.6 through 10.9, the amount to be withdrawn shall be charged against the vested balance of the Participant's various Accounts as of the applicable Valuation Date in the following order of priority:

     (1) Any pre-1987 employee after-tax contributions held in the Norwest Participant's Employee After-Tax Contribution Account.

     (2) The remaining balance in the Participant's Employee After-Tax Contribution Account, including post-1987 contributions and earnings on all contributions.

     (3)  The Participant's Employer Profit Sharing Contribution Account.

     (4)  The Participant's Employer Matching Contribution Account.

     (5)  The Participant's Rollover Account.

     (6)  The Participant's Salary Deferral Account.

     (7)  The Participant's Frozen Transferred Account.

     However, no withdrawal may be made from the portion of any Account attributable to an outstanding loan under Section 9.4. No more than the vested balance of an Account may be withdrawn from that Account.

     (c) Only one withdrawal under Section 10.6, Section 10.7 and Section 10.8, combined, may be made by a Participant in any calendar year. Withdrawals under
Section 10.9 do not count against this limit.

     (d) If a withdrawal is to be made from an Account that is invested in more than one Investment Fund, the amount of the withdrawal shall be made up of pro rata amounts withdrawn from each Investment Fund. Payments shall be made in cash or Norwest Stock, as provided in Section 10.2. Notwithstanding the foregoing, any withdrawals made on behalf of financial hardship pursuant to the provisions of Section 10.9 shall be made in cash only.

Section 10.6      Withdrawals While Employed--Non-Taxable.

     An Norwest Participant who is an Active Participant may make a withdrawal of all or part of any pre-1987 employee after-tax contributions to the Norwest Plan that are held in his or her Employee After-Tax Contribution Account, subject to the general rules in Section 10.5.

Section 10.7      Withdrawals While Employed--Regular In-Service Withdrawals.

     An Active Participant who has not reached age 59 1/2 may make a regular in-service withdrawal under this Section from his or her Accounts, subject to the general rules in Section 10.5 and the following additional restrictions;

     (a) No withdrawal may be made under this Section from the Participant's Salary Deferral Account, or from any portion of a Frozen Transferred Account that is attributable to elective deferrals subject to Code Section 401(k) or earnings on such deferrals. In addition, no withdrawals under this Section may be made from any other Account which is attributable to contributions that were used to calculate deferral percentages under Sec. 6.1 and earnings attributable to such contributions.

     (b) If the Participant has not completed five years of active participation in the Plan (measured from the most recent date on which he or she became eligible to make contributions pursuant to Article IV of the Plan), the amount that may be withdrawn from the Participant's Employer Matching Contribution Account shall be limited so that immediately after the withdrawal the value of this Account is not less than the amount allocated to this Account from Employer Matching Contributions received by the Trustee during the 24 months prior to the withdrawal.

Section 10.8      Withdrawals While Employed--After Age 59 1/2.

     An Active Participant who is age 59 1/2 or older may make a withdrawal of all or part of his or her Accounts, subject to the general rules in Section 10.5.

Section 10.9      Withdrawals While Employed--Financial Hardship.

     An Active Participant who has not reached age 59 1/2 may make a withdrawal from the Participant's Accounts to meet a financial hardship, subject to the general rules in Section 10.5 and the following additional requirements:

     (a) A hardship withdrawal will be permitted only if the Retirement Committee determines that both of the following requirements are met:

     (1) The withdrawal must be made on account of one of the following reasons:

          (A) To acquire needed medical care or to pay medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant, as defined in Section 152 of the Code.

          (B) Purchase (excluding mortgage payments) of the principal residence of the Participant.

          (C) Payment of tuition, room and board for the next year of post-secondary education for the Participant, or for his or her spouse, children, or dependents.

          (D) The need to prevent the eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence.

     (2)  All of the following requirements must be satisfied:

          (A) The amount of the withdrawal cannot exceed the amount of the immediate and heavy financial need of the Participant. The Retirement Committee may reasonably rely on the Participant's representation as to that amount. However, the amount of the withdrawal may include any amounts determined by the Retirement Committee to be necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the withdrawal.

          (B) The Participant must have obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under this Plan or any other plan maintained by the employer. For purposes of this paragraph, "employer" includes all Participating Employers and any entity under Common Control with a Participating Employer.

          (C) The Participant's elective contributions and employee contributions under all plans maintained by the employer will be suspended for at least 12 months after the receipt of the hardship withdrawal.

          (D) For the calendar year immediately following the calendar year of the hardship withdrawal, the Participant may not make contributions under all plans maintained by the employer in excess of the applicable limit under Section 402(g) of the Code for such next calendar year less the amount of the Participant's elective contributions for the calendar year of the hardship withdrawal.

          (E) Notwithstanding the foregoing provisions of this paragraph, this paragraph will be satisfied if the Internal Revenue Service issues a revenue ruling, notice, or other document of general applicability which establishes an alternative method under which distributions will be deemed to be necessary to satisfy an immediate and heavy financial need and all of the requirements of such alternative method are met.

     (b) With respect to any such hardship withdrawal, the following earnings may not be withdrawn under this Section: earnings credited under this Plan to a Participant's Salary Deferral Account; earnings credited after December 31, 1988 under the Norwest Plan to a Norwest Participant's "Salary Deferral Account" (as described in Section 7.1(a) of the Norwest Plan); earnings credited under this Plan to any portion of a Frozen Transferred Account that is attributable to elective deferrals subject to Code Section 401(k); earnings credited after December 31, 1988 under the Norwest Plan to any portion of the Norwest Participant's "Frozen Transferred Account" (as described in Section 7.1(e) of the Norwest Plan) that is attributable to elective deferrals subject to Code
Section 401(k); and earnings on any other Account which is attributable to contributions that were used to calculate deferral percentages under Section 6.1.

Section 10.10     Source of Benefits.

     All benefits to which persons become entitled hereunder shall be provided only out of the Trust Fund and only to the extent that the Trust Fund is adequate therefor. No benefits are provided under the Plan except those expressly described herein.

Section 10.11     Incompetent Payee.

     If in the opinion of the Retirement Committee a person entitled to payments hereunder is disabled from caring for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to such person's guardian, conservator, or other legal personal representative upon furnishing the Retirement Committee with evidence satisfactory to the Retirement Committee of such status. Prior to the furnishing of such evidence, the Retirement Committee may cause payments due the person under disability to be made, for such person's use and benefit, to any person or institution then in the opinion of the Retirement Committee caring for or maintaining the person under disability. The Retirement Committee shall have no liability with respect to payments so made. The Retirement Committee shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

Section 10.12     Benefits May Not Be Assigned or Alienated.

     Except as otherwise expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly, subject to the following:

     (a) The Plan shall comply with the provisions of any court order which the Retirement Committee determines is a qualified domestic relations order as defined in Code Section 414(p). Notwithstanding any provisions in the Plan to the contrary, an individual who is entitled to payments from the Plan as an Alternate Payee pursuant to a qualified domestic relations order may receive a lump sum payment from the Plan as soon as administratively feasible after the Valuation Date coincident with or next following the date of the Retirement Committee's determination that the order is a qualified domestic relations order, unless the order specifically provides that payment is to be made at a later time.

     (b) The Retirement Committee shall establish procedures for determining whether an order is a qualified domestic relations order. These procedures may be amended at any time by written action of the Retirement Committee.

Section 10.13     Payment of Taxes.

     The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee's opinion it shall be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

Section 10.14     Conditions Precedent.

     No person shall be entitled to a benefit hereunder until the person's right thereto has been finally determined by the Retirement Committee nor until the person has submitted to the Retirement Committee relevant data reasonably requested by the Retirement Committee, including, but not limited to, proof of date of birth, date of death, or marital status.

Section 10.15     Retirement Committee Directions to Trustee.

     The Retirement Committee shall issue such directions to the Trustee as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

Section 10.16     Direct Rollovers to Other Plans.

     Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an eligible rollover distribution paid in a direct rollover directly to an eligible retirement plan specified by the distributee. For purposes of this Section:

     (a) An "eligible rollover distribution" is any distribution or withdrawal of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution or withdrawal:

     (1) that is one of a series of substantially equal periodic payments (not less frequently than annually) made over the life expectancy of the distributee or the joint life expectancies of the distributee and the distributee's designated beneficiary,

     (2)  that is paid in the form of a life annuity;

     (3)  for a specified period of ten years or more;

     (4)  to the extent such distribution is required under Code Section
          401(a)(9);

     (5) to the extent that such distribution or withdrawal is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or

     (6) the portion of any hardship withdrawal made, pursuant to Section 10.9, after December 31, 1998, that comes from the Participant's Salary Deferral Contributions Account or any portion of a Frozen Transferred Account that is attributable to elective deferrals subject to Code
          Section 401(k).

     (b) An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (c) A "distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the Alternate Payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

     (d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

Section 10.17     Special Rights With Respect To Certain Norwest Stock.

     Certain stock of Norwest was acquired pursuant to Article XVI of the Norwest Plan by means of an exempt loan that was intended to satisfy the requirements of Section 4975(d)(3) of the Code and Section 408(b)(3) of ERISA. Norwest stock acquired by the Norwest Plan by means of the exempt loan was allocated to the accounts of certain Norwest Participants and transferred to this Plan in accordance with Section 1.4. The Norwest stock acquired by means of the exempt loan and transferred to this Plan in accordance with Section 1.4 shall be referred to as "Norwest Leveraged ESOP Stock." The provisions of this Section shall only apply to Norwest Leveraged ESOP Stock included in the Account of a Norwest Participant and only to the extent required by Treasury Regulation
Section 54.4975-11(a)(3)(ii). The provisions of this section shall apply only to the extent required by applicable Treasury Regulations under Code Section 409(h).

     (a) To the extent required by the third sentence of Treasury Regulation
Section 54.4975-7(b)(4), no share of Norwest Leveraged ESOP Stock shall be subject to a put (other than the put described in subsection (b)), call, or other option, or buy-sell or similar arrangement while held in the Trust Fund for this Plan or when distributed from this Plan.

     (b) If, when distributed from this Plan, a share of Norwest Leveraged ESOP Stock is not publicly traded or is subject to a "trading limitation," as defined in Treasury Regulation Section 54.4975-7(b)(10), then the Norwest Participant (or his Beneficiary) shall have the right to exercise the "put option" described in this subsection with respect to such stock.

     (1) During the 15-month period after such shares of Norwest Leveraged ESOP Stock are distributed from the Plan, the Norwest Participant (or his Beneficiary) shall have a put option to sell such shares of Norwest Leveraged ESOP Stock to the Norwest Participant's Participating Employer. If Norwest Leveraged ESOP Stock ceases to be publicly traded or becomes subject to a trading limitation after distribution but not later than the end of the 15-month period after distribution, then the Norwest Participant's Participating Employer shall provide written notice of the put option to the Norwest Participant (or Beneficiary) on or before the tenth day after the date the stock becomes so restricted. The notice shall inform the Norwest Participant (or Beneficiary) that for the remainder of the 15-month period the Norwest Participant (or Beneficiary) shall have a put option.

     (2) A Norwest Participant (or his Beneficiary) may exercise his put option by notifying the Norwest Participant's Participating Employer in writing that he or she is exercising the put option. If a Norwest Participant (or his or her Beneficiary) decides to exercise the put option, then the Norwest Participant's Participating Employer shall pay the Norwest Participant (or Beneficiary) a price equal to the fair market value of the stock, as determined in accordance with Treasury Regulation Section 54.4975-11(d)(5). The Participating Employer shall make payment of the fair market value of the stock under reasonable terms, which may include making periodic payments over a period of up to 5 years after the put option is exercised. The Participating Employer shall disclose such payment terms to any Norwest Participant (or Beneficiary) seeking to exercise his or her put option.

                                   ARTICLE XI

                               MANAGEMENT OF FUNDS

Section 11.1      Trust Fund.

     All sums of money and all securities and other property transferred to this Plan in accordance with Section 1.4 or contributed by the Participating Employers and employees from time to time in support of the Plan, together with all investments made therewith, the proceeds thereof and all earnings and accumulations thereon, and the part thereof from time to time remaining, shall be held and administered, without distinction between principal and income, in one or more funds herein collectively referred to as the "Trust Fund," in trust, in accordance with the terms and provisions hereof.

Section 11.2      Trustee and Trust Agreement.

     The Trust Fund may be held and invested as one fund or may be divided into any number of parts for investment purposes. Each part of the Trust Fund, or the entire Trust Fund if it is not divided into parts for investment purposes, shall be held and invested by one or more trustees or by an insurance company. The trustee or trustees or the insurance company so acting with respect to any part of the Trust Fund is referred to herein as the "Trustee" with respect to such part of the Fund. The selection and appointment of each Trustee shall be made by Retirement Committee. The Retirement Committee shall have the right at any time to remove a Trustee and appoint a successor thereto, subject only to the terms of any applicable trust agreement or group annuity contract. The Retirement Committee shall have the right to determine the form and substance of each trust agreement and group annuity contract under which any part of the Trust Fund is held, subject only to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the Trustee will make investments on direction of a third party.

Section 11.3      Compensation and Expenses of Trustee.

     The Trustee shall receive such reasonable compensation for services rendered and reimbursement for expenses incurred as is specified in the applicable trust agreement.

Section 11.4      Funding Policy.

     The Retirement Committee shall adopt a procedure, and revise it from time to time as it shall consider advisable, for establishing and carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. It shall advise the Trustee of the funding policy in effect from time to time.

Section 11.5      No Diversion.

     The Trust Fund shall be for the exclusive purpose of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan. Such expenses may include premiums for the bonding of Plan officials required by ERISA. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of employees of the Participating Employers or their beneficiaries. Notwithstanding the foregoing:

     (a) If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Retirement Committee, return such contribution to the Participating Employer within one year after the payment of the contribution to the Trustee. However, earnings attributable to such contribution or portion thereof shall not be returned to the Participating Employer but shall remain in the Trust Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution or portion thereof.

     (b) Contributions by a Participating Employer are conditioned upon initial qualification of the Plan as to such Participating Employer under Code Section 401(a). If the Plan receives an adverse determination letter from the Internal Revenue Service with respect to such initial qualification, the Trustee shall, upon written request of the Retirement Committee, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan. For this purpose, the amount to be so returned shall be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Trust Fund attributable to the contributions actually made.

     (c) Contributions by a Participating Employer are conditioned upon the deductibility of each contribution under Code Section 404. To the extent the deduction is disallowed, the Trustee shall return such contribution (to the extent disallowed) to the Participating Employer within one year after the disallowance of the deduction. However, earnings attributable to such contribution (or disallowed portion thereof) shall not be returned to the Participating Employer but shall remain in the Trust Fund, and the amount returned to the Participating Employer shall be reduced by any losses attributable to such contribution (or disallowed portion thereof).

     In the case of any such return of contribution, the Retirement Committee shall cause such adjustment to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

                                   ARTICLE XII

                             ADMINISTRATION OF PLAN

Section 12.1      Administration by Retirement Committee.

     (a) The Retirement Plan Committee (the "Retirement Committee") shall be the administrator of the Plan, within the meaning of Code Section 414(g) and ERISA
Section 3(16)(A). The Retirement Committee shall generally administer the Plan, and except as expressly otherwise provided herein, the Retirement Committee shall control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto. The Retirement Committee or any one of its members shall have such powers and duties as may be necessary or appropriate to discharge its functions, including, but not limited to, the discretionary authority to do the following:

     (1) To construe and interpret the Plan and resolve all ambiguities thereunder, to receive certification by the Employer of any employee's satisfaction of the eligibility requirements of the Plan, to decide all questions of eligibility and to determine the amount, manner and time of payment of any benefit;

     (2)  To make a determination as to the right of any person to a benefit;

     (3) To provide for and receive forms necessary or appropriate for administration of the Plan and to obtain from Employees such information as may be necessary or appropriate for the proper administration of the Plan and, when appropriate, to furnish such information promptly to the Trustee or other persons entitled thereto;

     (4) To prepare and distribute to Participants and Beneficiaries, in such manner as the Company determines to be appropriate, information explaining the Plan;

     (5) To keep such records and accounts as the Retirement Committee deems necessary to administer the Plan, using such books and methods of accounting as the Retirement Committee shall determine;

     (6) To instruct the Trustee with respect to the payment of benefits and expenses;

     (7) To prepare and file any reports or other documents required by the Code or ERISA;

     (8) To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by ERISA;

     (9) To engage an enrolled actuary to value the liabilities of the Plan and to calculate the amounts to be contributed to the Trust Fund;

     (10) To appoint one or more investment managers in accordance with the terms of the Trust Agreement;

     (11) To provide for any required bonding of fiduciaries and other persons who may from time handle Plan assets; and

     (12) To take all reasonable steps to correct any errors or omissions that may arise in the operation of the Plan.

     The Retirement Committee's decisions shall be final, binding and conclusive.

     (b) The Retirement Committee shall be composed of as many members as the Plan Sponsor may appoint from time to time, but no fewer than three members.

     (1) The Management Committee shall appoint the Retirement Committee members, who shall acknowledge their appointment in writing to the Management Committee. Members of the Retirement Committee may, but need not, be employees of a Participating Employer.

     (2) Any member of the Retirement Committee may resign by delivering his or her written resignation to the Management Committee. The resignation shall be effective as of the date it is received by the Management Committee or such later date as is specified in the resignation notice. At any time and for any reason, the Management Committee may remove any member of the Retirement Committee. Any employee of a Participating Employer who is appointed to the Retirement Committee shall automatically cease to be a member of the Retirement Committee, effective on the date he or she ceases to be an employee of all Participating Employers, unless the Management Committee specifies otherwise in writing.

     (3) Vacancies in the Retirement Committee arising by resignation, death, removal, or otherwise shall be filled by the Management Committee.

     (c) A majority of the members of the Retirement Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions adopted and other actions taken by the Retirement Committee at any meeting shall be by the vote of a majority of those present at any such meeting. Upon the concurrence of all of the members in office at the time, action by the Retirement Committee may be taken otherwise than at a meeting.

     (d) The members of the Retirement Committee shall elect one of their number as Chair and shall elect a Secretary who may, but need not, be a member of the Retirement Committee.

     (e) The members of the Retirement Committee may authorize one or more of their number or any agent to execute or deliver any instrument or instruments on their behalf. The members of the Retirement Committee may allocate any of the Retirement Committee's powers and duties among individual members of the Retirement Committee. The Retirement Committee may appoint one or more subcommittees and delegate any of its discretionary authority and such of its powers and duties as it deems desirable to any such subcommittee. The members of any such subcommittee shall consist of such persons as the Retirement Committee may appoint.

     (f) All resolutions, proceedings, acts, and determinations of the Retirement Committee, with respect to the administration of the Plan, shall be recorded, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved by the Retirement Committee.

     (g) Subject to the limitations contained in the Plan, the Retirement Committee shall be empowered from time to time in its discretion to establish rules for the exercise of the duties imposed upon the Retirement Committee under the Plan.

Section 12.2      Certain Fiduciary Provisions.

     For purposes of the Plan:

     (a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

     (b) A Named Fiduciary, or a fiduciary designated by a Named Fiduciary pursuant to the provisions of the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

     (c) To the extent permitted by an applicable trust agreement or group annuity contract a Named Fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers, as defined in ERISA, to manage (including the power to acquire and dispose of) any assets of the Plan.

     (d) A person who is a fiduciary with respect to the Plan, including a Named Fiduciary, shall be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such person has responsibility.

     (e) A Named Fiduciary may designate persons other than Named Fiduciaries to carry out any or all of their fiduciary responsibilities; provided, however, that such designation shall not include any responsibility, if any, in a trust agreement to manage or control the assets of the Plan other than a power under the trust agreement to appoint an investment manager as defined in ERISA. Such designation shall be in writing.

     Each Named Fiduciary (other than the Management Committee), each other fiduciary, each person employed pursuant to subsection (b) above, and each investment manager shall be entitled to receive reasonable compensation for services rendered, or for the reimbursement of expenses properly and actually incurred in the performance of their duties with the Plan and to payment therefor from the Trust Fund if not paid directly by the Participating Employers in such proportions as the Retirement Committee shall determine. Notwithstanding the foregoing, no person so serving may receive compensation from the Plan for fiduciary services if such person, natural or otherwise, is affiliated with the Participating Employers, and no person so serving who already receives full-time pay from any Participating Employer shall receive compensation from the Plan, except for reimbursement of expenses properly and actually incurred.

Section 12.3      Discrimination Prohibited.

     No person or persons in exercising discretion in the operation and administration of the Plan shall discriminate in favor of highly compensated employees, as defined in Section 414(q) of the Code.

Section 12.4      Evidence.

     Evidence required of anyone under this Plan may be by certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented to the proper party.

Section 12.5      Correction of Errors.

     It is recognized that in the operation and administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Retirement Committee, a Participating Employer, or the Trustee. The Retirement Committee shall have power to cause such equitable adjustments to be made to correct for such errors as the Retirement Committee in its discretion considers appropriate. Such adjustments shall be final and binding on all persons.

Section 12.6      Records.

     The Retirement Committee, each fiduciary with respect to the Plan, and each other person performing any functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by ERISA or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA or other applicable law.

Section 12.7      General Fiduciary Standard.

     Each fiduciary shall discharge his or her duties with respect to the Plan solely in the interests of Participants and their beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 12.8      Prohibited Transactions.

     A fiduciary with respect to the Plan shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

Section 12.9      Claims Procedure.

     (a) Claims for Benefit. Claims for benefits shall be made in writing to the Retirement Committee.

     (b) Notice of Denial of Claim. If a claim for benefits is wholly or partially denied, the Retirement Committee shall, within a reasonable period of time, but no later than 60 days after receipt of the claim, notify the claimant of the denial of benefits. If special circumstances justify extending the period up to an additional 60 days, the claimant shall be given written notice of this extension within the initial 60-day period and such notice shall set forth the special circumstances and the date a decision is expected. A notice of denial:

     (1) Shall be written in a manner reasonably calculated to be understood by the claimant, and

     (2)  Shall contain:

          (A)  The specific reasons for the denial of the claim,

          (B) Specific reference to the Plan provisions on which the denial is based,

          (C) A description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and

          (D)  An explanation of the Plan's claim review procedure.

     (c) Request for Review of Denial of Claim. Within 60 days of the receipt by the claimant of the written denial of the claim or, if the claim has not been granted within a reasonable period of time (which shall not be less than the 60 days described in subsection (b)), the claimant may file a written request with the Retirement Committee that it conduct a full review of the denial of the claim, including a hearing by the Retirement Committee. Such a hearing need not be held unless deemed necessary by a majority of the Retirement Committee. In connection with the claimant's appeal, the claimant may review pertinent documents and may submit issues and comments in writing.

     (d) Decision of Review of Denial of Claim. The Retirement Committee shall deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for such review, unless special circumstances exist which justify extending this period up to an additional 60 days. If the period is extended, the claimant shall be given written notice of this extension during the initial 60-day period. The decision on review of the denial of the claim:

     (1) Shall be written in a manner reasonably calculated to be understood by the claimant,

     (2)  Shall include specific reasons for the decision, and

     (3) Shall contain specific references to the Plan provisions on which the decision is based.

     The Retirement Committee's interpretations shall be made in the Retirement Committee's sole discretion and the Retirement Committee's determinations and decisions shall be final, binding and conclusive on all affected parties. No legal action for benefits under the Plan shall be brought unless and until the claimant has exhausted all administrative remedies under this Plan section 12.9.

Section 12.10     Bonding.

     Every person who handles funds or other property of the Plan shall be bonded in amounts at least meeting the minimum requirements of ERISA section 412.

Section 12.11     Waiver of Notice.

     Any notice required hereunder may be waived by the person entitled thereto, to the extent permitted by applicable law.

Section 12.12     Agent for Legal Process.

     The Plan Sponsor shall be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Retirement Committee designates some other person as such agent.

Section 12.13     Indemnification.

     In addition to any other applicable provisions for indemnification, the Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each member of the Retirement Committee, each member of the Management Committee or governing body of the Participating Employers, each officer, and each employee of the Participating Employers against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature which may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services as a fiduciary in connection with the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

Section 12.14     Agents.

     The Retirement Committee, Management Committee, or Plan Sponsor may:

     (a) Delegate such of its powers and duties as it deems desirable to any person, in which case every reference herein made to the Retirement Committee, the Management Committee, or the Plan Sponsor (as applicable) shall be deemed to mean or include the delegated persons as to matters within their jurisdiction;

     (b) Appoint one or more persons or agents to aid it in carrying out its duties and delegate such of its powers and duties as it deems desirable to such persons or agents; and

     (c) Employ such counsel, auditors, and other specialists and such clerical and other services as it may require in carrying out the provisions of the Plan, with the expenses therefore paid, as provided in Section 12.2.

Section 12.15     Communications.

     To the extent determined by the Retirement Committee and permitted by applicable law, and not inconsistent with the terms of the Plan, the Retirement Committee may make telephonic or other electronic communication or filing methods available for certain elections, designations, investment directions or applications for benefits by Participants and for certain notices, statements or other communications to Participants.

                                  ARTICLE XIII

                         AMENDMENT, TERMINATION, MERGER

Section 13.1      Amendment.

     Subject to the non-diversion provisions of Section 11.5, the Plan Sponsor, by action of its Management Committee, may amend the Plan at any time and from time to time. In addition, the Retirement Committee may approve a written action amending the Plan in any of the following respects:

     (a) With the approval of a duly authorized officer of the Plan Sponsor, to add Appendices relating to eligibility, vesting and benefits of persons formerly employed by entities whose stock, assets or operations have been acquired by a Participating Employer or any of its subsidiaries.

     (b) With the approval of a duly authorized officer of the Plan Sponsor, to merge plans of any such acquired entities into this Plan (including any incidental amendments required to accomplish such a merger) or to permit any such plans to be invested through a master pension trust maintained for this Plan.

     (c) To make changes required by the Internal Revenue Service in order to obtain favorable determination letters for the Plan.

     (d) To make changes in administration or operation of the Plan which do not materially increase the cost of the Plan to the Participating Employers, provided, however, that such changes may not increase the scope of the Retirement Committee's responsibilities under the Plan.

     All such amendments shall be binding on all Participating Employers. No amendment of the Plan shall have the effect of changing the rights, duties, and liabilities of the Trustee without its written consent. Also, no amendment shall divest a Participant or Beneficiary of Accounts accrued prior to the amendment. Promptly upon adoption of any amendment to the Plan, the Retirement Committee shall furnish a copy of the amendment to the Trustee. If an amendment to the Plan changes the vesting schedule of the Plan, each Participant having not less than three years of service shall be permitted to elect to have his or her vested percentage computed under the Plan without regard to such amendment. However, no election need be provided for any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the vested percentage determined without regard to such amendment.

Section 13.2      Discontinuance of Participation in Plan by a Participating
                  Employer.

     By written action of a duly authorized officer of the Plan Sponsor, the Plan Sponsor may discontinue the participation in the Plan by another Participating Employer. Discontinuance of participation in the Plan by a Participating Employer shall also be effected if it fails to make contributions required pursuant to the provisions of the Plan, if at any time it ceases to be affiliated with the Plan Sponsor, if substantially all of its assets are disposed of and it discontinues active business operations, if it is adjudicated a bankrupt, or if a trustee or receiver of all of substantially all of its assets is appointed.

     (a) If the Plan Sponsor determines in its sole discretion to spin off the portion of the Plan attributable to the withdrawing employer, the Retirement Committee shall cause a determination to be made of the equitable part of the Trust Fund assets held on account of Participants of the withdrawing employer and their Beneficiaries. The Retirement Committee shall direct the Trustee to transfer assets representing such equitable part to a separate fund for the plan of the withdrawing employer. Such withdrawing employer may thereafter exercise, in respect of such separate fund, all the rights and powers reserved to the Plan Sponsor with respect to the Trust Fund. The plan of the withdrawing employer shall, until amended by the withdrawing employer, continue with the same terms as the Plan herein, except that with respect to the separate plan of the withdrawing employer the words "Participating Employer" and "Plan Sponsor" shall thereafter be considered to refer only to the withdrawing employer, and the withdrawing employer, not the Retirement Committee, shall be the plan administrator. If the foregoing provisions of this subsection do not apply, the Accounts of Participants of the withdrawing employer and their Beneficiaries shall continue to be held in the Plan for distribution in accordance with the provisions hereof.

     (b) Any discontinuance of participation by a Participating Employer shall be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the withdrawing employer then terminated) receive a benefit immediately after such discontinuance of participation which is equal to or greater than the benefit he or she would have been entitled to receive immediately before such discontinuance of participation if the Plan had then terminated. No transfer of assets pursuant to this Section shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

Section 13.3      Reorganizations of Participating Employers.

     In the event two or more Participating Employers are consolidated or merged or in the event one or more Participating Employers acquires the assets of another Participating Employer, the Plan shall be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their employees. In such event, in administering the Plan, the corporation resulting from the consolidation, the surviving corporation in the merger, or the employer acquiring the assets shall be considered as a continuation of all of the Participating Employers involved in the reorganization.

Section 13.4      Permanent Discontinuance of Contributions.

     The Plan Sponsor, by action of its Management Committee, may completely discontinue contributions in support of the Plan by all Participating Employers. In such event, notwithstanding any provisions of the Plan to the contrary, no employee shall become a Participant after such discontinuance, and the Accounts of each Participant in the employ of the Participating Employers at the time of such discontinuance shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect, and upon entitlement thereto distributions shall be made in accordance with the provisions of
Article X.

Section 13.5      Termination.

     The Plan Sponsor, by action of its Management Committee, may terminate the Plan as applicable to all Participating Employers and their employees. After such termination no employee shall become a Participant, and no further contributions shall be made. The Accounts of each Participant in the employ of the Participating Employers at the time of such termination shall be nonforfeitable, and the Participant shall be entitled to a benefit equal to the value of those Accounts determined as of the Valuation Date coincident with the distribution date of such Accounts. Forfeitures shall be allocated as though the Valuation Date were the last day of a Plan Year. Distributions shall be made to Participants and Beneficiaries promptly after the termination of the Plan, but not before the earliest date permitted under the Code and applicable regulations and subject to the Retirement Committee's right to delay distributions until receipt of a favorable determination letter from the Internal Revenue Service with respect to the termination. The Plan and any related trust agreement or group annuity contract shall continue in force for the purpose of making such distributions. Notwithstanding the foregoing, distributions to Participants upon Plan termination in accordance with this section 13.5 shall not be made if another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(3)(7)) is established or maintained by the Plan Sponsor or the relevant Participating Employer, or where otherwise not permitted under Code section 401(k)(10).

Section 13.6      Partial Termination.

     If there is a partial termination of the Plan, either by operation of law, by amendment of the Plan, or for any other reason, which partial termination shall be confirmed by the Plan Sponsor, by written action of its duly authorized officer, the Accounts of each Participant with respect to whom the partial termination applies shall be nonforfeitable. Subject to the foregoing, all of the provisions of the Plan shall continue in effect as to each such Participant, and upon entitlement thereto distributions shall be made in accordance with the provisions of Article X.

Section 13.7      Merger, Consolidation, or Transfer of Plan Assets.

     In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

     (a) No such merger, consolidation, or transfer shall be effected until such statements with respect thereto, if any, required by ERISA to be filed in advance thereof have been filed.

     (b) Notwithstanding any provisions of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Participant's retirement, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

Section 13.8      Deferral of Distributions.

     Notwithstanding any provisions of the Plan to the contrary, in the case of a complete discontinuance of contributions to the Plan by a Participating Employer or of a complete or partial termination of the Plan with respect to a Participating Employer, the Retirement Committee or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such discontinuance or termination applies until after the following have occurred:

     (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such discontinuance or termination on the qualified status of the Plan under Code Section 401(a).

     (b) Appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

Section 14.1      Discontinuance of Employment.

     The establishment and maintenance of this Plan shall not be construed to confer any right upon any person to a continuation of employment, nor shall it interfere with the right of a Participating Employer to dismiss any employee and to treat the employee without regard to the effect such treatment might have upon his or her status under the Plan.

Section 14.2      Headings.

     Headings at the beginning of Articles and Sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

Section 14.3      Capitalized Definitions.

     Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

Section 14.4      Gender.

     Any references to the masculine gender include the feminine and vice versa.

Section 14.5      Use of Compounds of Word "Here."

     Use of the words "hereof," "herein," "hereunder," or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

Section 14.6      Construed as a Whole.

     The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

Section 14.7      Benefit Under Certain Appendices.

     The benefit of a Participant previously employed by the employers listed in any Appendix to this Plan shall be subject to provisions applicable to the Participant under any Appendix to this Plan that applies to that employer. The benefit of a Norwest Participant which is transferred to this Plan pursuant to
Section 1.4 shall be subject to any provisions applicable, under an Appendix to the Norwest Plan, to that Norwest Participant while he or she was a "Participant" (as defined in Section 2.25 of the Norwest Plan).

                                   ARTICLE XV

                            TOP-HEAVY PLAN PROVISIONS

Section 15.1      Key Employee Defined.

     "Key Employee" means any employee or former employee who at any time during the Plan Year or any of the preceding four Plan Years is an officer of a Participating Employer or is deemed to have an ownership interest in a Participating Employer and who is within the definition of key employee in Code
Section 416(i). "Non-key Employee" means any Participant who is not a Key Employee.

Section 15.2      Determination of Top-Heavy Status.

     The top-heavy status of the Plan shall be determined according to the following standards and definitions:

     (a) The Plan is a Top-Heavy Plan if it is not part of a required aggregation group and the top-heavy ratio for this Plan exceeds 60 percent, or if this Plan is part of a required aggregation group of plans and the top-heavy ratio for the group of plans exceeds 60 percent. However, the Plan is not a Top-Heavy Plan with respect to a Plan Year if it is part of a permissive aggregation group of plans for which the top-heavy ratio does not exceed 60 percent.

     (b) The "top-heavy ratio" shall be determined as follows:

     (1) If the ratio is being determined only for this Plan or if the aggregation group only includes defined contribution plans, the top-heavy ratio is a fraction, the numerator of which is the sum of the present values of the account balances of all Key Employees under the Plan or plans as of the determination date (including any part of any account balance distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances (including any part of any account balance distributed in the five-year period ending on the determination date) of all employees under the Plan or plans as of the determination date. (The "plans" referred to in the preceding sentence are the plans in the required or permissive aggregation group).

     (2) If the determination is being made for a required or permissive aggregation group which includes one or more defined benefit plans, the top-heavy ratio is a fraction, the numerator of which is the sum of account balances of all Key Employees under the defined contribution plans and the present value of accrued benefits under the defined benefit plans for all Key Employees as of the determination date (including any part of any account balance or accrued benefit distributed in the five-year period ending on the determination date), and the denominator of which is the sum of the account balances under the defined contribution plans for all employees and the present value of accrued benefits under the defined benefit plans for all employees as of the determination date (including any part of any account balance or accrued benefit distributed in the five-year period ending on the determination date). (The "plans" referred to in the preceding sentence are the plans in the required or permissive aggregation group). Both the numerator and denominator of the top-heavy ratio shall be adjusted to reflect any contribution due but unpaid as of the determination date.

     (3) For purposes of paragraphs (1) and (2), the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within the 12-month period ending on the determination date. The account balances and accrued benefits of an employee who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the top-heavy ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code
          Section 416 and the regulations thereunder. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

     (c) "Required aggregation group" means (i) each qualified plan of a Participating Employer or an Affiliate in which at least one Key Employee participates, and (ii) any other qualified plan of such employers that enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) and 410.

     (d) "Permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of such employers which, when consolidated as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

     (e) "Determination date" for any Plan Year means the last day of the preceding Plan Year.

     (f) The "determination period" for a Plan Year is the Plan Year in which the applicable determination date occurs and the four preceding Plan Years.

     (g) The "valuation date" is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

     (h) For purposes of establishing the "present value" of benefits under a defined benefit plan to compute the top-heavy ratio, any benefit shall be discounted only for mortality and interest based on the interest rate and mortality table specified in the defined benefit plan for this purpose.

     (i) If an individual has not performed any services for a Participating Employer or an Affiliate at any time during the five-year period ending on the determination date with respect to a Plan Year, any account balance or accrued benefit for such individual shall not be taken into account for such Plan Year.

Section 15.3      Minimum Contribution Requirement.

     For any Plan Year with respect to which the Plan is a Top-Heavy Plan, the employer contributions allocated to each Non-Key Employee whose Termination of Employment has not occurred prior to the end of such Plan Year shall not be less than that percentage of the Participant's compensation (as defined in Section 6.5(e)(2)) for the Plan Year which is the smaller of:

     (a) Three percent.

     (b) The percentage which is the largest percentage of compensation allocated to any Key Employee from employer contributions for such Plan Year.

     However, this Section shall not apply to any Participant who is covered under any other plan of the employer under which the minimum contribution or minimum benefit requirement applicable to Top-Heavy Plans will be satisfied.

Section 15.4      Adjustments in Code Section 415 Limits.

     With respect to any Plan Year for which the Plan is a Top-Heavy Plan,
Section 6.5 shall be applied by substituting "1.0" for "1.25" and by substituting "$41,500" for "$51,875" where appropriate in Code Section 415. Notwithstanding the foregoing provisions of this Section, the provisions of this Section shall be suspended with respect to any individual so long as there are no contributions allocated to such individual, and no defined benefit plan accruals for such individual, either under this plan or under any other plan that is in a required aggregation group of plans, within the meaning of Code
Section 416(g)(2)(A)(i), that includes this Plan.

Section 15.5      Exception For Collective Bargaining Unit.

     Sections 15.3 and 15.4 shall not apply with respect to any employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representative and such employer or employers.

Section 15.6      Definition of Employer.

     For purposes of this Article, the term "employer" means the Participating Employers and any trade or business entity under Common Control with a Participating Employer. The top-heavy status of the Plan shall be determined separately for each Controlled Group. If the Plan is a Top-Heavy Plan with respect to a Controlled Group, then the remedial provisions of Sections 15.3 and
15.4 shall apply only with respect to Participants employed by Participating Employers in that Controlled Group.

                                RELS SAVINGS PLAN
                                   APPENDIX A

                    SPECIAL RULES FOR NORWEST TRANSFEREES OF
               RELS TITLE SERVICES LLC AND ITS ADOPTING AFFILIATES

                         ARTICLE 1. PURPOSE OF APPENDIX

     On or about November 1, 1998, certain employees of Norwest, or entities under Common Control with Norwest, who were participants in the Norwest Plan, as defined in Section 2.28, transferred to employment with RELS LLC or one of its adopting Affiliates. Effective as of November 1, 1998, RELS LLC established this Plan for these transferring employees and for other individuals who become employees of RELS LLC and its adopting Affiliates after that date.

     On or about January 1, 1999, certain other employees of Norwest, or entities under Common Control with Norwest, who were participants in the Norwest Plan transferred to employment with RELS Title Services LLC or one of its adopting Affiliates. Effective as of January 1, 1999, RELS Title Services LLC and certain Affiliates became Participating Employers under the Plan.

     Effective as of January 1, 1999, this Appendix provides additional information and, in some cases, overrides general Plan provisions as they apply to the employees who transferred employment from Norwest, or an entity under Common Control with Norwest, to RELS Title Services LLC or one of its adopting Affiliates on or about January 1, 1999 in connection with the establishment of those companies. In the event of a conflict between a Plan provision and a provision in this Appendix, the provision of this Appendix shall govern with respect to employees or circumstances specified in this Appendix. The Plan provisions shall continue to govern with respect to all other employees or circumstances.

                      ARTICLE A2. MISCELLANEOUS DEFINITIONS

     A2.1 Transfers of Accounts from Norwest Plan.

     (a) With respect to a Norwest Participant described in this Appendix, the first sentence of Section 1.4 shall be modified to read as follows:

          As soon as practicable after January 1, 1999, all accounts maintained for Norwest Participants (as defined in Section 2.29 as modified by Section A2.2) under the Norwest Plan shall be transferred to this Plan and thereafter shall be maintained under and shall be a part of this Plan.

     (b) With respect to a Norwest Participant described in this Appendix, "January 1, 1999" shall be substituted for "Effective Date" where this term is used in Section 1.4.

     A2.2 Norwest Participant

     "Norwest Participant", as defined in Section 2.29, also means a Norwest Transferee, as defined in Section 2.31 and modified by Section A2.4, who becomes a Participant in this Plan in accordance with Section 4.1 as modified by Section A4.1.

     A2.3 Norwest Plan

     "Norwest Plan", for purposes of employees specified in this Appendix, means the Norwest Corporation Savings Investment Plan, as in effect on December 31, 1998.

     A2.4 Norwest Transferee

     "Norwest Transferee", as defined in Section 2.31, also means an individual who:

     (a) Was an employee of Norwest or an entity under Common Control with Norwest immediately before January 1, 1999;

     (b) Was a "Participant," as defined in Section 2.25 of the Norwest Plan, in the Norwest Plan on December 31, 1998; and

     (c) Transferred, on or about January 1, 1999, to employment with a Participating Employer in connection with the establishment of RELS Title Services LLC or one of its adopting Affiliates.

                         ARTICLE A3. SERVICE DEFINITIONS

     A3.1 Service with Certain Prior Employers

     With respect to a Norwest Transferee described in this Appendix, "December 31, 1998" shall be substituted where "October 31, 1998" appears in Section 3.4(a).

          ARTICLE A4. SALARY DEFERRALS AND OTHER EMPLOYEE CONTRIBUTIONS

     A4.1 Eligibility for Participation in Salary Deferral Contributions.

     With respect to a Norwest Transferee described in this Appendix, the first sentence of Section 4.1 shall not apply. Instead, the following sentence shall apply:

A Norwest Transferee described in this Appendix shall become a Participant in this Plan, effective as of the later of January 1, 1999 or the date that the employee becomes an employee of a Participating Employer that adopted the Plan effective as of January 1, 1999, but only if the Norwest Transferee is a Qualified Employee on that date.

                                RELS SAVINGS PLAN
                                   APPENDIX B

                    SPECIAL RULES FOR NORWEST TRANSFEREES OF
                         ATI TITLE AGENCY OF OHIO, INC.,
                AN ADOPTING AFFILIATE OF RELS TITLE SERVICES LLC

                         ARTICLE B1. PURPOSE OF APPENDIX

     On or about November 1, 1998, certain employees of Norwest, or entities under Common Control with Norwest, who were participants in the Norwest Plan, as defined in Section 2.28, transferred to employment with RELS LLC or one of its adopting Affiliates. Effective as of November 1, 1998, RELS LLC established this Plan for these transferring employees and for other individuals who become employees of RELS LLC and its adopting Affiliates after that date. Effective as of January 1, 1999, RELS Title Services LLC and certain of its Affiliates became Participating Employers under the Plan.

     On or about April 1, 1999, certain other employees of Norwest, or entities under Common Control with Norwest, who were participants in the Norwest Plan transferred to employment with ATI Title Agency of Ohio, Inc. ("ATI of Ohio"), an Affiliate of RELS Title Services LLC. Effective as of April 1, 1999, ATI of Ohio, became a Participating Employer under the Plan.

     Effective as of April 1, 1999, this Appendix provides additional information and, in some cases, overrides general Plan provisions as they apply to the employees who transferred employment from Norwest, or an entity under Common Control with Norwest, to ATI of Ohio on or about April 1, 1999. In the event of a conflict between a Plan provision and a provision in this Appendix, the provision of this Appendix shall govern with respect to employees or circumstances specified in this Appendix. The Plan provisions shall continue to govern with respect to all other employees or circumstances.

                      ARTICLE B2. MISCELLANEOUS DEFINITIONS

     B2.1 Transfers of Accounts from Norwest Plan.

     (a) With respect to a Norwest Participant described in this Appendix, the first sentence of Section 1.4 shall be modified to read as follows:

          As soon as practicable after April 1, 1999, all accounts maintained for Norwest Participants (as defined in Section 2.29 as modified by Section B2.3) under the Norwest Plan shall be transferred to this Plan and thereafter shall be maintained under and shall be a part of this Plan.

     (b) With respect to a Norwest Participant described in this Appendix, "April 1, 1999" shall be substituted for "Effective Date" where this term is used in Section 1.4.

     B2.2 Certified Compensation.

     With respect to a Norwest Participant described in this Appendix, the third sentence of Section 2.6(c) shall not apply. Instead, the following sentence shall apply:

     In addition, in the case of a Norwest Participant described in this Appendix, the sum of the following shall not exceed $160,000:

          Certified Compensation taken into account for the Plan Year ending December 31, 1999; and "Certified Compensation" (as defined in Section
          2.6 of the Norwest Plan) taken into account under the Norwest Plan for the period January 1, 1999 through March 31, 1999.

     B2.3 Norwest Participant.

     "Norwest Participant", as defined in Section 2.29, also means a Norwest Transferee, as defined in Section 2.31 and modified by Section B2.5, who becomes a Participant in this Plan in accordance with Section 4.1 as modified by Section B4.1.

     B2.4 Norwest Plan.

     "Norwest Plan", for purposes of employees specified in this Appendix, means the Norwest Corporation Savings Investment Plan, as in effect on March 31, 1999.

     B2.5 Norwest Transferee.

     "Norwest Transferee", as defined in Section 2.31, also means an individual who:

     (a) Was an employee of Norwest or an entity under Common Control with Norwest immediately before April 1, 1999;

     (b) Was a "Participant," as defined in Section 2.25 of the Norwest Plan, in the Norwest Plan on March 31, 1999; and

     (c) Transferred, on or about April 1, 1999, to employment with a Participating Employer in connection with the establishment of ATI Title Agency of Ohio, Inc. as an Affiliate of RELS Title Services LLC.

                         ARTICLE B3. SERVICE DEFINITIONS

     B3.1 Service with Certain Prior Employers.

     With respect to a Norwest Transferee described in this Appendix, "March 31, 1999" shall be substituted where "October 31, 1998" appears in Section 3.4(a).

          ARTICLE B4. SALARY DEFERRALS AND OTHER EMPLOYEE CONTRIBUTIONS

     B4.1 Eligibility for Participation in Salary Deferral Contributions.

     With respect to a Norwest Transferee described in this Appendix, the first sentence of Section 4.1 shall not apply. Instead, the following sentence shall apply:

A Norwest Transferee described in this Appendix shall become a Participant in this Plan, effective as of the later of April 1, 1999 or the date that the employee becomes an employee of a Participating Employer that adopted the Plan effective as of April 1, 1999, but only if the Norwest Transferee is a Qualified Employee on that date.

                                RELS SAVINGS PLAN

                       (Effective As of November 1, 1998)

                                                                     EXHIBIT 24


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of The First American Corporation, a California corporation (the "Corporation"), hereby constitute and appoint Parker S. Kennedy and Mark R Arnesen, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as directors of the Corporation the Registration Statement on Form S-8 to be filed with the United States Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to the common shares, par value $1.00 per share, of the Corporation to be offered thereunder, and the undersigned ratify and confirm all acts taken by such agents and attorneys-in-fact, or either or both of them, as herein authorized. This Power of Attorney may be executed in one or more counterparts.


         Date:                         By:
                                          -------------------------------------
                                            D. P. Kennedy, Chairman and Director




         Date:                         By:
                                          -------------------------------------
                                       Parker S. Kennedy, President and Director




         Date:  December 13, 2001      By:  /s/ Gary J. Beban
                                          -------------------------------------
                                            Gary J. Beban, Director




         Date:  December 13, 2001       By:  /s/ J. David Chatham
                                           ------------------------------------
                                             J. David Chatham, Director




         Date:  December 13, 2001      By:  /s/ William G. Davis
                                          -------------------------------------
                                            Hon. William G. Davis, Director

         Date:  December 13, 2001      By:  /s/ James L. Doti
                                          -------------------------------------
                                            James L. Doti, Director




         Date:  December 13, 2001      By:  /s/ Lewis W. Douglas, Jr.
                                          -------------------------------------
                                            Lewis W. Douglas, Jr., Director




         Date:  December 13, 2001      By:  /s/ Paul B. Fay, Jr.
                                          -------------------------------------
                                            Paul B. Fay, Jr., Director




         Date:  December 13, 2001      By:  /s/ Frank E. O'Bryan
                                          -------------------------------------
                                            Frank E. O'Bryan, Director




         Date:  December 13, 2001      By:  /s/ Roslyn B. Payne
                                          -------------------------------------
                                            Roslyn B. Payne, Director




         Date:  December 13, 2001      By:   /s/ D. Van Skilling
                                          -------------------------------------
                                            D. Van Skilling, Director




         Date:  December 13, 2001      By:   /s/ Virginia Ueberroth
                                          -------------------------------------
                                            Virginia Ueberroth, Director



                                      -2-